Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 2

Supplemental Indenture No. 2 (this “Supplemental Indenture No. 2”), dated as of March 11, 2025, by and among Kellanova (f/k/a Kellogg Company), a Delaware corporation (the “Company”), Mars, Incorporated, a Delaware corporation (the “Parent Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as successor to BNY Midwest Trust Company, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) an indenture, dated as of March 15, 2001 (as in effect immediately prior to giving effect to this Supplemental Indenture No. 2, the “Base Indenture”), by and between the Company and the Trustee and (ii) a Supplemental Indenture No. 1, dated as of March 29, 2001 (“Supplemental Indenture No. 1”), by and between the Company and the Trustee providing for the issuance of the securities specified therein. A copy of Supplemental Indenture No. 1 is attached hereto as Exhibit B. References in this Supplemental Indenture No. 2 to the “Existing Indenture” refer to the Base Indenture as amended by Supplemental Indenture No. 1 and references to the “Indenture” refer to the Existing Indenture as amended by this Supplemental Indenture No. 2 and as may be further amended, supplemented or otherwise modified from time to time;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, including all annexes, schedules and exhibits thereto, dated as of August 13, 2024 (the “Acquisition Agreement”), by and among the Company, Acquiror 10VB8, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent Guarantor (“Acquiror”), and Merger Sub 10VB8, LLC, a Delaware limited liability company and a wholly owned subsidiary of Acquiror (“Merger Sub”), and, solely for the limited purposes specified in the Acquisition Agreement, the Parent Guarantor, Merger Sub will, subject to the satisfaction of the conditions set forth in the Acquisition Agreement, be merged with and into the Company (the “Acquisition”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Parent Guarantor;

WHEREAS, in connection with the consummation of the Acquisition, (i) the Company desires to amend the Existing Indenture as contemplated by Sections 2 and 3 of this Supplemental Indenture No. 2 (the “Amendments to the Existing Indenture”), and (ii) the Parent Guarantor desires to issue an unconditional and irrevocable guarantee of the prompt payment, when due, of any amount owed to the Holders of the Securities under the Indenture and any other amounts due pursuant to the Indenture as contemplated by Section 3 of this Supplemental Indenture No. 2 (the “Parent Guarantee”). The Amendments to the Existing Indenture shall be effective upon the execution and delivery by the parties hereto of this Supplemental Indenture No. 2 but will not become operative, and the Parent Guarantee will not be issued, until the Settlement Date (as defined below);

WHEREAS, pursuant to Section 8.2 of the Base Indenture and subject to certain exceptions thereto, the Company, when authorized by a resolution of its Board of Directors, and the Trustee, may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series affected by such supplemental indenture (treated as one class) (the “Majority Holders”), enter into an indenture or indentures supplemental thereto for the purpose of amending, changing or eliminating any of the provisions of the Base Indenture or modifying the rights of the Holders of the Securities of each such series under the Base Indenture, other than with respect to certain provisions and rights of the Holders of the Securities which, as set forth in Section 8.2 of the Base Indenture, require the consent of each Holder of a series of Securities affected thereby;

WHEREAS, the Parent Guarantor has solicited consents of the Majority Holders, upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated March 4, 2025 (the “Consent Solicitation Statement”);

WHEREAS, the Majority Holders, on or prior to the date hereof, have validly delivered (and not validly revoked) their consents to the Amendments to the Existing Indenture set forth in the Consent Solicitation Statement;

WHEREAS, pursuant to Section 8.1(d) of the Base Indenture, the Company, when authorized by a resolution of its Board of Directors, and the Trustee, may, without the consent of the Holders of any of the Securities at the time Outstanding, make such other provisions in regard to matters or questions arising under the Base Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities, notwithstanding any of the provisions of Section 8.2 of the Base Indenture, and in accordance with Section 8.1(d) of the Base Indenture, the Company and the Trustee have agreed to make certain additional amendments to the Existing Indenture which also constitute the Amendments to the Existing Indenture;

WHEREAS, the Parent Guarantor has received, and the Company has delivered to the Trustee, consents from the Majority Holders to the Amendments to the Existing Indenture as evidenced by a certified report from D.F. King & Co., Inc. attached to the Officer’s Certificate delivered to the Trustee in connection with the execution and delivery of this Supplemental Indenture No. 2; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 2, and all requirements necessary to make this Supplemental Indenture No. 2 a valid, binding and enforceable instrument in accordance with its terms, and all acts and things necessary have been done and performed to make this Supplemental Indenture No. 2 enforceable against the parties hereto in accordance with its terms, and the execution and delivery of this Supplemental Indenture No. 2 has been duly authorized by the parties hereto in all respects.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

(1) Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

(2) Amendments to Existing Indenture. The Existing Indenture is hereby amended, by deleting the struck through text (indicated textually in the same manner as the following example: ~~stricken text~~), and by inserting the underlined and bolded text (indicated textually in the same manner as the following example: underlined text), as set forth in the conformed form of the Indenture attached hereto as Exhibit A.

(3) Agreement to Guarantee. On the Settlement Date, the Parent Guarantor will guarantee the payment obligations of the Company under the Securities and the Indenture on the terms set forth in Article Fourteen of the conformed form of the Indenture attached as Exhibit A hereto. The guarantee contemplated hereby is the “Parent Guarantee.” The Parent Guarantee will not be issued until the Settlement Date and from such date the Parent Guarantee will remain in full force and effect notwithstanding any lack of endorsement on each Security of a notation of such Parent Guarantee.

(4) Supplemental Indenture Controls. In the event of a conflict or inconsistency between the Existing Indenture and this Supplemental Indenture No. 2, the provisions of this Supplemental Indenture No. 2 shall control.

(5) Effectiveness; Amendments Becoming Operative. This Supplemental Indenture No. 2 shall be effective upon its execution and delivery by the parties hereto. The Amendments to the Existing Indenture set forth in Sections 2 and 3 hereof will not become operative and the Parent Guarantee will not be issued until promptly after the consummation of the Acquisition (the “Settlement Date”). Notwithstanding any provision of this Supplemental Indenture No. 2 to the contrary, this Supplemental Indenture No. 2 (other than this Section 5) shall automatically terminate and have no further force and effect if the Acquisition Agreement (other than any terms thereof that expressly survive termination) terminates prior to consummation of the Acquisition.

(6) Governing Law. This Supplemental Indenture No. 2 and the Parent Guarantee by the Parent Guarantor shall be governed by and construed in accordance with the law of the state of New York, without regard to New York’s principles of conflicts of law.

(7) Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture No. 2. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture No. 2. The words “execute,” “execution,” “signed,” “signature,” “delivery,” and words of like import used in or relating to this Supplemental Indenture No. 2 or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

(8) Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

(9) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 2 or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Parent Guarantor.

(10) Confirmation of the Indenture. The Existing Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect, except as supplemented and amended hereby.

(11) Severability. In case any provision in this Supplemental Indenture No. 2, the Indenture or in the Securities of any Series issued pursuant to the Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(12) Successors. All agreements of the Company in this Supplemental Indenture No. 2 shall bind its successors. All agreements of the Trustee in this Supplemental Indenture No. 2 shall bind its successors. All agreements of the Parent Guarantor in this Supplemental Indenture No. 2 shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, all as of the date first above written.

KELLANOVA

By:	/s/ Joel VanderKooi
	Name:	Joel VanderKooi
	Title:	Vice President & Treasurer

By:	/s/ Todd Haigh
	Name:	Todd Haigh
	Title:	Senior Vice President, Chief Legal Officer & Secretary

MARS, INCORPORATED

By:	/s/ Elizabeth Savard
	Name:	Elizabeth Savard
	Title:	Associate General Counsel, Corporate and Assistant Secretary

By:	/s/ Anthony Gedeller
	Name:	Anthony Gedeller
	Title:	Vice President - Treasury, Tax & Risk

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

Exhibit A

Conformed Copy of the Indenture

See attached

Exhibit A to Supplemental Indenture to 2001 Indenture

CONFORMED COPY OF THE 2001 INDENTURE

~~KELLOGG COMPANY~~

KELLANOVA

AND

THE BAN~~Y~~K ~~MIDWEST~~OF NEW YORK MELLON TRUST COMPANY, ~~as~~

~~Trustee~~N.A.,

as Trustee

INDENTURE

Dated as of March 15, 2001

As amended and restated by Supplemental Indenture No. 2, dated as of March 11, 2025

~~CROSS REFERENCE SHEET*~~

~~Provisions of Trust Indenture Act of 1939, as amended, and Indenture to be dated as of March , 2001, between Kellogg Company and BNY Midwest Trust Company, as Trustee:~~

~~Section of the Act~~	~~Section of Indenture~~
~~310(a)(1) and (2)~~	~~6.9~~
~~310(a)(3) and (4)~~	~~Inapplicable~~
~~310(b)~~	~~6.8 and 6.10(a), (b) and (d)~~
~~310(c)~~	~~Inapplicable~~
~~311(a)~~	~~6.13(a) and (c)(1) and (2)~~
~~311(b)~~	~~6.13(b)~~
~~311(c)~~	~~Inapplicable~~
~~312(a)~~	~~4.1 and 4.2(a)~~
~~312(b)~~	~~4.2(a) and (b)~~
~~312(c)~~	~~4.2(c)~~
~~313(a)~~	~~4.4(a)(i), (ii), (iii), (iv),(v), (vi) and (vii)~~
~~313(b)(1)~~	~~Inapplicable~~
~~313(b)(2)~~	~~4.4~~
~~313(c)~~	~~4.4~~
~~313(d)~~	~~4.4~~
~~314(a)~~	~~4.3~~
~~314(b)~~	~~Inapplicable~~
~~314(c)(1) and (2)~~	~~11.5~~
~~314(c)(3)~~	~~Inapplicable~~
~~314(d)~~	~~Inapplicable~~
~~314(e)~~	~~11.5~~
~~314(f)~~	~~Inapplicable~~
~~315(a), (c) and (d)~~	~~6.1~~
~~315(b)~~	~~5.11~~
~~315(e)~~	~~5.12~~
~~316(a)(1)~~	~~5.9 and 5.10~~
~~316(a)(2)~~	~~Not required~~
~~316(a) (last sentence)~~	~~7.4~~
~~316(c)~~	~~7.6~~
~~317(a)~~	~~5.2~~
~~317(b)~~	~~3.4(a) and (b)~~
~~318(a)~~	~~11.7~~

~~*~~	~~This Cross Reference Sheet is not a part of the Indenture.~~

TABLE OF CONTENTS

Page
ARTICLE ONE DEFINITIONS		5

SECTION 1.1	Certain Terms Defined	5

ARTICLE TWO SECURITIES		~~7~~20

SECTION 2.1	Forms Generally	~~7~~20
SECTION 2.2	Form of Trustee’s Certificate of Authentication	~~7~~21
SECTION 2.3	Amount Unlimited; Issuable in Series	~~8~~21
SECTION 2.4	Authentication and Delivery of Securities	~~10~~23
SECTION 2.5	Execution of Securities	~~12~~25
SECTION 2.6	Certificate of Authentication	~~13~~26
SECTION 2.7	Denomination and Date of Securities; Payments of Interest	~~13~~26
SECTION 2.8	Registration, Transfer and Exchange	~~14~~28
SECTION 2.9	Mutilated, Defaced, Destroyed, Lost and Stolen Securities	~~16~~29
SECTION 2.10	Cancellation of Securities	~~17~~30
SECTION 2.11	Temporary Securities	~~17~~31
SECTION 2.12	Currency and Manner of Payments in Respect of Securities	~~18~~31
SECTION 2.13	Compliance with Certain Laws and Regulations	~~21~~35
SECTION 2.14	CUSIP Numbers	~~22~~35
SECTION 2.15	Securities in Global Form	~~22~~35

ARTICLE THREE COVENANTS OF THE ISSUER		~~22~~36

SECTION 3.1	Payment of Principal and Interest	~~22~~36
SECTION 3.2	Offices for Payment, etc.	~~23~~36
SECTION 3.3	Appointment to Fill a Vacancy in Office of Trustee	~~24~~37
SECTION 3.4	Paying Agents	~~24~~37
SECTION 3.5	~~Written Statement to Trustee~~Compliance Certificate	~~24~~38
SECTION 3.6	Limitation on Liens	~~25~~38
SECTION 3.7	Limitation on Sale ~~and Lease-Back~~/Leaseback Transactions	~~27~~41
SECTION 3.8	Additional Amounts	~~28~~42
SECTION 3.9	Calculation of Original Issue Discount	~~29~~43

ARTICLE FOUR SECURITYHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE		~~29~~43

SECTION 4.1	Company to Furnish Trustee Information as to Names and Addresses of Securityholders	~~29~~43
SECTION 4.2	Preservation and Disclosure of Securityholders’ Lists	~~29~~44
SECTION 4.3	Reports by the ~~Company~~Parent Guarantor	~~31~~45
SECTION 4.4	~~Reports by the Trustee~~Parent Guarantee	~~32~~47

i

ARTICLE FIVE REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT		~~32~~47

SECTION 5.1	Events ~~of Default Defined; Acceleration of Maturity; Waiver~~ of Default	~~32~~47
SECTION 5.2	Collection of Indebtedness by Trustee; Trustee May Prove Debt	~~34~~51
SECTION 5.3	Application of Proceeds	~~36~~53
SECTION 5.4	Suits for Enforcement	~~37~~54
SECTION 5.5	Restoration of Rights on Abandonment of Proceedings	~~37~~55
SECTION 5.6	Limitations on Suits by Securityholders	~~37~~55
SECTION 5.7	Unconditional Right of Securityholders to Institute Certain Suits	~~38~~55
SECTION 5.8	Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default	~~38~~55
SECTION 5.9	Control by Securityholders	~~38~~56
SECTION 5.10	Waiver of Past Defaults	~~39~~56
SECTION 5.11	Trustee to Give Notice of Default, But May Withhold in Certain Circumstances	~~39~~57
SECTION 5.12	Right of Court to Require Filing of Undertaking to Pay Costs	~~39~~57

ARTICLE SIX CONCERNING THE TRUSTEE		~~40~~57

SECTION 6.1	Duties and Responsibilities of the Trustee; During Default; Prior to Default	~~40~~57
SECTION 6.2	Certain Rights of the Trustee	~~41~~59
SECTION 6.3	Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof	~~42~~60
SECTION 6.4	Trustee and Agents May Hold Securities; Collections, etc.	~~42~~61
SECTION 6.5	Moneys Held by Trustee	~~43~~61
SECTION 6.6	Compensation and Indemnification of Trustee and Its Prior Claim	~~43~~61
SECTION 6.7	Right of Trustee to Rely on Officers’ Certificate, etc.	~~43~~62
SECTION 6.8	Disqualification of Trustee; Conflicting Interests	~~44~~62
SECTION 6.9	Persons Eligible for Appointment as Trustee	~~44~~62
SECTION 6.10	Resignation and Removal; Appointment of Successor Trustee	~~44~~62
SECTION 6.11	Acceptance of Appointment by Successor Trustee	~~45~~64
SECTION 6.12	Merger, Conversion, Consolidation or Succession to Business of Trustee	~~46~~65
SECTION 6.13	Preferential Collection of Claims Against the Company	~~47~~65

ARTICLE SEVEN CONCERNING THE SECURITYHOLDERS		~~47~~65

SECTION 7.1	Evidence of Action Taken by Securityholders	~~47~~65
SECTION 7.2	Proof of Execution of Instruments	~~48~~66
SECTION 7.3	Holders to Be Treated as Owners	~~48~~66
SECTION 7.4	Securities Owned by Company Deemed Not Outstanding	~~48~~66
SECTION 7.5	Right of Revocation of Action Taken	~~49~~67
SECTION 7.6	Record Date for Determination of Holders Entitled to Vote	~~49~~67

ARTICLE EIGHT SUPPLEMENTAL INDENTURES		~~49~~67

SECTION 8.1	Supplemental Indentures Without Consent of Securityholders	~~49~~67
SECTION 8.2	Supplemental Indentures With Consent of Securityholders	~~51~~69
SECTION 8.3	Effect of Supplemental Indenture	~~52~~70

SECTION 8.4	Documents to Be Given to Trustee	~~52~~70
SECTION 8.5	Notation on Securities in Respect of Supplemental Indentures	~~52~~70

ARTICLE NINE CONSOLIDATION, MERGER, SALE OR CONVEYANCE		~~52~~71

SECTION 9.1	~~Company May Consolidate, etc., on Certain Terms~~Merger or Transfer of Assets	~~52~~71
~~SECTION 9.2~~	~~Securities to be Secured in Certain Events~~	~~53~~
~~SECTION 9.3~~	~~Successor Corporation Substituted~~	~~53~~
~~SECTION 9.4~~	~~Opinion of Counsel to Trustee~~	~~54~~

ARTICLE TEN SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS		~~54~~74

SECTION 10.1	Satisfaction and Discharge of Indenture	~~54~~74
SECTION 10.2	Application by Trustee of Funds Deposited for Payment of Securities	~~56~~76
SECTION 10.3	Repayment of Moneys Held by Paying Agent	~~56~~76
SECTION 10.4	Return of Unclaimed Moneys Held by Trustee and Paying Agent	~~56~~76
SECTION 10.5	Reinstatement of Company’s Obligations	~~56~~76

ARTICLE ELEVEN MISCELLANEOUS PROVISIONS		~~57~~77

SECTION 11.1	Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability	~~57~~77
SECTION 11.2	Provisions of Indenture for the Sole Benefit of Parties and Securityholders	~~57~~77
SECTION 11.3	Successors and Assigns of Company Bound by Indenture	~~57~~77
SECTION 11.4	Notices and Demands on Company, Trustee and Securityholders	~~57~~77
SECTION 11.5	Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein	~~58~~78
SECTION 11.6	Payments Due on Saturdays, Sundays and Holidays	~~59~~79
SECTION 11.7	~~Conflict of Any Provision of Indenture with Trust Indenture Act of 1939~~[Reserved]	~~59~~79
SECTION 11.8	New York Law to Govern	~~59~~79
SECTION 11.9	Counterparts	~~59~~79
SECTION 11.10	Effect of Headings	~~59~~79
SECTION 11.11	Determination of Principal Amount	~~59~~79

ARTICLE TWELVE REDEMPTION OF SECURITIES AND SINKING FUNDS		~~60~~82

SECTION 12.1	Applicability of Article	~~60~~82
SECTION 12.2	Notice of Redemption; Partial Redemptions	~~60~~82
SECTION 12.3	Payment of Securities Called for Redemption	~~61~~83
SECTION 12.4	Exclusion of Certain Securities from Eligibility for Selection for Redemption	~~62~~84
SECTION 12.5	Mandatory and Optional Sinking Funds	~~62~~84
SECTION 12.6	Repayment at the Option of the Holders	~~65~~86

ARTICLE THIRTEEN HOLDERS’ MEETINGS		~~65~~87

SECTION 13.1	Purposes of Meetings	~~65~~87

SECTION 13.2	Call of Meetings by Trustee	~~65~~87
SECTION 13.3	Call of Meetings by Company or Holders	~~65~~87
SECTION 13.4	Qualifications for Voting	~~66~~88
SECTION 13.5	Regulations	~~66~~88
SECTION 13.6	Voting	~~67~~89
SECTION 13.7	No Delay of Rights by Meeting	~~67~~89

ARTICLE FOURTEEN PARENT GUARANTEE		89

SECTION 14.1	Parent Guarantee	89
SECTION 14.2	Reinstatement	91
SECTION 14.3	Limitation of the Parent Guarantor’s Liability	91

THIS INDENTURE, dated as of March 15, 2001, between ~~KELLOGG COMPANY~~KELLANOVA (f/k/a Kellogg Company), a Delaware corporation (the “Company”), and THE BAN~~Y~~K ~~MIDWEST~~OF NEW YORK MELLON TRUST COMPANY, ~~a~~N.A., as successor to BNY Midwest Trust Company, a national banking ~~corporation organized and existing under the laws of the State of Illinois~~association, as Trustee (the “Trustee”), as amended by that certain Supplemental Indenture No. 1, dated as of March 29, 2001, by and between the Company and the Trustee and by that certain Supplemental Indenture No. 2, dated as of March 11, 2025, by and among the Company, Mars, Incorporated, a Delaware corporation (the “Parent Guarantor”), and the Trustee.

WITNESSETH:

WHEREAS, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more Series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All ~~other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All~~ accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles~~, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation~~. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Acquisition” means the acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned indirect subsidiary of Acquiror, pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, including all annexes, schedules and exhibits thereto, dated as of August 13, 2024, by and among the Company, Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), and Merger Sub 10VB8, LLC, a Delaware limited liability company (“Merger Sub”), and, solely for the limited purposes specified in the Acquisition Agreement, Mars, Incorporated, and all side letters and other agreements related thereto, in each case, as amended, restated, supplemented or otherwise modified in accordance with the terms thereof through the Acquisition Closing Date.

“Acquisition Closing Date” means the closing date of the Acquisition.

“Additional Amounts” has the meaning specified in Section 3.8.

~~“Attributable Debt” has the meaning specified in Section 3.7.~~

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale/Leaseback Transaction and (b) the present value (discounted at the discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP, provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the average interest rate borne by the Securities, compounded annually) of the net obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Board of Directors” means either the Board of Directors of the Company or the Parent Guarantor, as applicable, or any committee ~~of such Board~~thereof duly authorized to act ~~hereunder~~on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means, except as may otherwise be provided in the form of Securities of any particular Series, with respect to any Place of Payment, any day, other than a Saturday or Sunday, that is not a legal holiday, or a day on which banking institutions are authorized or required by law or regulation to close in Chicago, Illinois or that Place of Payment, or, with respect to Securities denominated in a Foreign Currency, the capital city of the country of such Foreign Currency, or, with respect to Securities denominated in the Euro, Brussels, Belgium.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution and delivery of this Indenture such Commission is not existing ~~and performing the duties now assigned to it under the Trust Indenture Act~~, then the body performing ~~such~~the duties of the Securities and Exchange Commission on such date.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Company” means (except as otherwise provided in Article Six) ~~Kellogg Company~~Kellanova, a Delaware corporation, and, subject to Article Nine, its successors and assigns.

“Company Notice” means the confirmation of the Company signed by an officer, transmitted by ~~facsimile~~Electronic Means and confirmed in writing to the Trustee of the terms of the issuance of any Securities issuable in Tranches.

“Component Currency” has the meaning specified in Section 2.12.

~~“Consolidated Total Assets” means, as of any particular time, the total amount of assets (less applicable reserves) as shown in the latest quarterly consolidated balance sheet of the Company contained in the Company’s then most recent annual report to stockholders or quarterly report filed with the Commission, as the case may be, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet.~~

“Consolidated Net Tangible Assets” of any Person as of any date of determination means the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available, minus all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (other than (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capitalized lease obligations) and minus total goodwill and other intangible assets of such Person and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP; provided that, for purposes of calculating “Consolidated Net Tangible Assets” in connection with any transaction, the consolidated net tangible assets of such Person and its Subsidiaries shall be adjusted to reflect (i) any acquisitions and dispositions of assets that have occurred and (ii) any increase or decrease in current liabilities as a result of such transaction being tested under this Indenture or any acquisitions or dispositions of assets that have occurred, in each case, during the period from the date of the applicable balance sheet through and including the applicable date of determination.

“Conversion Date” has the meaning specified in Section 2.12.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country that issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (iii) any currency unit (or composite currency) other than the Euro for the purposes for which it was established.

“Corporate Trust Office” means ~~the~~any office of the Trustee at which ~~the~~at any time its corporate trust business ~~of the Trustee~~ shall, at any particular time, be ~~principally~~ administered, which office is, at the date as of which this Indenture is dated, located at ~~101 Barclay Street, Floor 21 West, New York, New York 10286~~.311 South Wacker Drive, Suite 6200B Mailbox #44, Chicago, Illinois 60606, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Coupon” means any interest coupon appertaining to any Security.

“Coupon Security” means any Security authenticated and delivered with one or more Coupons appertaining thereto.

“Credit Agreements” means (i) the Revolving Credit Agreement dated as of March 3, 2023 among Mars, Incorporated, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain First Amendment dated as of September 10, 2024, and as may be further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, maturity, terms, conditions, covenants and other provisions) from time to time, and (ii) the Term Loan Credit Agreement dated as of September 10, 2024, among Mars, Incorporated, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, maturity, terms, conditions, covenants and other provisions) from time to time, in each case of (i) and (ii), together with the related documents thereto (including any guarantees and security documents) and any agreement (and related document) governing Indebtedness Incurred to Refinance, in whole or in part, or which increases, the borrowings and commitments then outstanding or permitted to be outstanding under any Credit Agreement or a successor Credit Agreement, whether by the same or any other lender, agent, trustee, investor, holder or group of lenders, agents, trustees, investors or holders.

“Currency” means any currency or currencies, composite currency, currency unit or currency units including, without limitation, the Euro, issued by the government of one or more countries or by any reorganized confederation or association of such governments.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Currency Determination Agent” means the New York Clearing House Bank, if any, from time to time selected by the Company for purposes of Section 2.12.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dollar” means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 2.12.

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 2.12.

“Domestic Subsidiary” means each Subsidiary other than a Foreign Subsidiary.

“Electronic Means” means the following communications methods: e-mail, transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Euro” means the single currency of the participating member states of the European Union as defined under EC Regulation 1103/97 adopted under Article 235 of the Treaty on European Union and under EC Regulation 974/98 adopted under Article 1091(4) of the Treaty on European Union or any successor European legislation from time to time.

“European Communities” means the European Union, the European Coal and Steel Community and the European Atomic Energy Community.

“European Monetary System” means the European Monetary System established by Resolution of December 5, 1978 of the Council of the European Communities.

“Event of Default” means any event or condition specified as such in Section 5.1.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate or the applicable quotation and (ii) the Dollar or Foreign Currency amounts payable on the basis of such Market Exchange Rate or quotation in respect of the principal of and interest on the applicable series of Registered Securities, signed by the treasurer or any assistant treasurer of the Company, and delivered to the Trustee.

“Foreign Currency” means any Currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP,” unless expressly provided otherwise, means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

(1) the “Accounting Standards Codification” of the Financial Accounting Standards Board; and

(2) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Government Obligations” means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular Series are denominated or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the currency in which the Securities of such Series are denominated, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the currency in which the Securities of such Series are denominated and which are not callable or redeemable at the option of the issuer thereof.

~~“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean the bearer of an Unregistered Security or a Registered Holder of a Registered Security and, when used with respect to any Coupon, means the bearer thereof.~~

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the registrar’s books.

“Incur” means to issue, assume, Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication), (1) the indebtedness of such Person for money borrowed and (2) all Indebtedness of others Guaranteed by such Person.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

“interest,” when used with respect to non-interest bearing Securities, means interest payable at maturity and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 3.8 or otherwise, includes such Additional Amounts.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Issue Date” means, with respect to a series of Securities, the date that such Securities are first issued under this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, however, that in no event shall an operating lease (as determined under GAAP as in effect on December 31, 2018) be deemed to constitute a Lien.

“Market Exchange Rate” has the meaning specified in Section 2.12.

“Material Subsidiary” means, at any date of determination, any Domestic Subsidiary of the Parent Guarantor which owns or leases a Principal Property.

“non-United States Person” means a Person other than a United States Person.

~~“Officers’ Certificate” means a certificate signed by the chairman of the Board of Directors or the president or any vice president and by the treasurer or the secretary or any assistant secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.~~

“Note Guarantee” means, with respect to each series of Securities, a Guarantee by a Note Guarantor, including, for the avoidance of doubt, the Parent Guarantor, of the Company’s obligations with respect to the Securities of such series.

“Note Guarantors” means any Person, including, for the avoidance of doubt, the Parent Guarantor, that executes a Note Guarantee in accordance with the provisions of this Indenture after the Issue Date, and its respective successors and assigns, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Parent Guarantor or the Company, as applicable, or any Person authorized as an authorized signatory for purposes of this Indenture and matters related thereto by resolutions of the Board of Directors of the Parent Guarantor or the Company, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers and delivered to the Trustee.

“Opinion of Counsel” means ~~an~~a written opinion ~~in writing signed by~~from legal counsel, who may be an employee of or other counsel to the Company or the Parent Guarantor, as applicable, and who ~~shall be satisfactory~~is acceptable to the Trustee. ~~Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.~~

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount and in the specified currency or currency unit shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities (if the Company shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

“Parent Guarantee” means, with respect to each series of Securities, a Guarantee by the Parent Guarantor of the Company’s obligations with respect to the Securities of such series.

“Parent Guarantor” means Mars, Incorporated.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of or interest, if any, on any Security on behalf of the Company.

“Permitted Liens” means:

(1) Liens in favor of the Parent Guarantor or in favor of any Subsidiary;

(2) Liens existing on the Issue Date;

(3) Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent for a period of more than 90 days or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Parent Guarantor or any of its Subsidiaries has set aside on its books adequate reserves with respect thereto in accordance with GAAP (as in effect from time to time) or (b) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”);

(4) Liens on property or shares of Capital Stock of another Person at the time such other Person (a) becomes a Subsidiary or (b) is merged or amalgamated with or into the Parent Guarantor or any of its Subsidiaries (whether or not such Liens thereon were Incurred in connection therewith); provided, however, that the Liens may not extend to any other property owned by the Parent Guarantor or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5) Liens on property at the time the Parent Guarantor or any of its Subsidiaries acquires the property (whether or not such Liens thereon were Incurred in connection therewith); provided, however, that the Liens may not extend to any other property owned by the Parent Guarantor or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(6) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens described in this definition, for amounts not exceeding the principal amount (plus an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including upfront fees, original issue discount or similar fees) incurred in connection with such extension, renewal or replacement) of the Indebtedness secured by the Lien so extended, renewed or replaced; provided, however, that such extension, renewal or replacement Lien is limited to all or a part of the same assets that were covered by the Lien extended, renewed or replaced (plus improvements on such assets);

(7) any (i) minor survey exceptions, minor encumbrances, minor title defects or irregularities, ground leases, easements, zoning restrictions, sewers, electric lines, telegraph and telephone lines and other similar purposes, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and (ii) leases, subleases, licenses or sublicenses of assets (including, without limitation, real property and intellectual property rights) granted to others in the ordinary course of business, that in each case do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Guarantor or any Subsidiary;

(8) Liens securing Purchase Money Indebtedness (and Refinancings thereof); provided that such Lien attaches (i) only to the property or assets that are acquired, leased, constructed or improved with proceeds of such Purchase Money Indebtedness (provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender), and (ii) concurrently with or within 365 days after the acquisition, lease, repair, replacement, construction or improvement (as applicable) of such property or asset;

(9) Liens on vehicles or equipment of the Parent Guarantor or any of its Subsidiaries granted in the ordinary course of business;

(10) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sales of goods entered into by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business;

(11) Liens Incurred in the ordinary course of business on goods or inventory the purchase, shipment or storage price of which is financed by a letter of credit or bank guarantee and issued or created for the account of the Parent Guarantor or any of its Subsidiaries; provided, however, that any such Lien only secures the obligations of the Parent Guarantor or any such Subsidiary in respect of such letter of credit or bank guarantee;

(12) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off) and which are within the general parameters customary in the banking industry;

(13) Liens with respect to property or assets of any Foreign Subsidiary securing Indebtedness (and Attributable Debt in respect of Sale/Leaseback Transactions (other than Sale/Leaseback Transactions which are not subject to the limitation described in Section 3.7 pursuant to the second paragraph thereof)) of a Foreign Subsidiary in an aggregate principal amount outstanding not to exceed at any time $2,500 million;

(14) Liens arising from or securing obligations under Hedging Obligations not entered into for purposes of speculation;

(15) Liens, pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security and similar laws or regulations;

(16) Liens securing Indebtedness and Attributable Debt in respect of Sale/Leaseback Transactions existing at such time (other than Sale/Leaseback Transactions which are not subject to the limitation described in Section 3.7 pursuant to the second paragraph thereof), in an aggregate principal amount outstanding not exceeding, at the time such Lien is Incurred or created, the greater of (a) $5,000 million and (b) 20% of the Consolidated Net Tangible Assets of the Parent Guarantor and its Subsidiaries;

(17) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, or property securing payment for services rendered in respect of such property, in each case that are imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Guarantor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect;

(18) any Liens or deposits incurred to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(19) statutory and contractual Liens in favor of landlords on real property leased by the Parent Guarantor or any Subsidiary; provided that the Parent Guarantor or such Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect;

(20) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases and capital leases permitted hereunder;

(21) Liens attaching solely to cash earnest money deposits made by the Parent Guarantor or any Subsidiary in connection with any letter of intent or purchase agreement entered into it in connection with an acquisition permitted hereunder;

(22) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(23) any interest or title of a lessor under any capital leases; provided that such Liens do not extend to any property or assets which are not leased property subject to such capital leases;

(24) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Parent Guarantor or any of its Subsidiaries, including rights of offset and set-off;

(25) Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto; and

(26) Liens on Securitization Assets incurred in connection with a Qualified Securitization Facility.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any Series, means the place or places where the principal of and interest, if any, on the Securities of that Series are payable as specified pursuant to Section 3.2.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

~~“Principal Property” means any manufacturing plant or facility which is located within the continental United States of America and is owned by the Company or any Restricted Subsidiary, except any such plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and facilities as to which such a declaration has been made, are so declared by the Board of Directors to be not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.~~

“Principal Property” means, as of any date any Lien thereon is to become effective, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by the Parent Guarantor or any of its Subsidiaries, and in each case the gross book value of which as of that date exceeds 5% of the Consolidated Net Tangible Assets of the Parent Guarantor and its Subsidiaries, other than any such land, building, structure or other facility or portion thereof which in the opinion of the Board of Directors of the Parent Guarantor, is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, considered as one enterprise.

“Purchase Money Indebtedness” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, whether acquired through the direct acquisition of such property or assets or the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (1) the Board of Directors or management of the Parent Guarantor shall have determined in good faith is in the aggregate economically fair and reasonable to the Parent Guarantor and (2) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made pursuant to “true sale” or “true contribution” transactions or (b) constituting a receivables or payables financing or factoring facility.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinancing” shall have a correlative meaning.

“Registered Holder” when used with respect to a Registered Security means the person in whose name such Security is registered in the Security register.

“Registered Security” means any Security registered in the Security register.

“Responsible Officer” ~~when used~~ with respect to the Trustee ~~shall~~ means, any officer ~~within~~assigned to the corporate trust department ~~(or any successor group)~~ of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer ~~or assistant officer~~ of the Trustee who customarily perform~~ing~~s functions similar to those performed by the ~~p~~Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred ~~at the Corporate Trust Office~~ because of ~~his or her~~such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

~~“Restricted Subsidiary” means any Subsidiary (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Property, and (iii) in which the Company’s investment, direct or indirect and whether in the form of equity, debt or advances, as shown on the consolidating balance sheet used in the preparation of the latest quarterly consolidated financial statements of the Company preceding the date of determination, is in excess of 1% of the total consolidated assets of the Company as shown on such quarterly consolidated financial statements; provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the Company’s operations outside the continental United States of America.~~

~~“Sale and Lease-Back Transaction” has the meaning specified in Section~~

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Parent Guarantor or a Subsidiary on the Issue Date or thereafter acquired by the Parent Guarantor or a Subsidiary whereby the Parent Guarantor or a Subsidiary transfers such property to a Person and the Parent Guarantor or a Subsidiary leases it from such Person.

“Securitization Assets” means the assets, revenue streams and other rights to payment subject to a Qualified Securitization Facility, and the proceeds thereof.

“Securitization Facility” means any of one or more receivables, factoring or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent Guarantor or any of its Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Parent Guarantor or any of its Subsidiaries sells, contributes, conveys, or otherwise transfers or grants a security interest in Securitization Assets or assets related thereto (whether now existing or arising in the future) including, without limitation, all assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions, in each case, to a Securitization Subsidiary that in turn sells, or grants a security interest in, its Securitization Assets and assets related thereto to a Person that is not a Subsidiary.

“Securitization Subsidiary” means any Subsidiary (1) formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities with the Parent Guarantor and its Subsidiaries and other activities reasonably related thereto and (2) to which neither the Parent Guarantor nor any other Subsidiary of the Parent Guarantor (other than another Securitization Subsidiary) has any obligation to provide direct financial support in order to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means a series of Securities. Except in Sections 1.1—“Outstanding,” 2.3 and 7.4 and Articles Five, Six and Eleven, the terms “Series” or “Series of Securities” shall also mean a Tranche in the event that the applicable Series may be issued in separate Tranches.

“Settlement Date” means a date promptly after the consummation of the Acquisition.

“Specified Amount” has the meaning specified in Section 2.12.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation ~~which is consolidated in the Company’s accounts and any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency)~~, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned, directly or indirectly ~~owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.~~, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

Unless otherwise specified, each reference to a Subsidiary will refer to a Subsidiary of the Parent Guarantor.

“Tranche” means all Securities of the same Series which have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, which have the same issue price.

~~“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, any successor trustee.~~

“Trust Indenture Act of 1939” or “Trust Indenture Act” (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, any successor trustee.

“Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“United States of America” means the fifty states constituting the United States of America as of the date of this Indenture.

“United States Person” means, unless otherwise specified with respect to any Securities pursuant to Section 2.3, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. For purposes of this definition, the term United States means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unregistered Security” means any Security not registered in the Security register as to principal.

~~“Unrestricted Subsidiary” means any Subsidiary other than a Restricted Subsidiary.~~

“Valuation Date” has the meaning specified in Section 2.12.

“vice president” when used with respect to the Parent Guarantor, the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

ARTICLE TWO

SECURITIES

SECTION 2.1 Forms Generally. The Securities of each Series and the Coupons, if any, shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each Series of Securities, including the currency or denomination, which may be Dollars or any Foreign Currency) and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of the Securities and Coupons, if any.

The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

SECTION 2.2 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

~~BNY Midwest~~The Bank of New York Mellon Trust
Company, N.A., as Trustee

By:

[or

By:
Authorized Signatory

By:
as Authentication Agent

By:
Authorized Officer]

SECTION 2.3 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more Series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series,

(1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from all other Securities issued by the Company);

(2) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.8, 2.9, 2.11 or 12.3);

(3) if other than 100% of their principal amount, the percentage of their principal amount at which the Securities of the Series will be offered;

(4) the date or dates on which the principal of the Securities of the Series is payable;

(5) the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, in the case of Registered Securities, the record dates for the determination of Holders to whom interest is payable;

(6) the place or places where the principal and interest on Securities of the Series shall be payable (if other than as provided in Section 3.2);

(7) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(8) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;

(9) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices in the currency or currency unit in which the Securities of such Series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10) the issuance as Registered Securities or Unregistered Securities or both, and the rights of the Holders to exchange Unregistered Securities for Registered Securities of the Series or to exchange Registered Securities of the Series for Unregistered Securities of the Series and the circumstances under which any such exchanges, if permitted, may be made;

(11) if other than denominations of $1,000 and any integral multiple thereof, the denominations, which may be in Dollars or any Foreign Currency, in which Securities of the Series shall be issuable;

(12) the form of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series), including such legends as required by law or as the Company deems necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any certificates which may be required hereunder or which the Company may require in connection with the offering, sale, delivery or exchange of Unregistered Securities;

(13) the Currency or Currencies in which payments of interest or principal and other amounts are payable with respect to the Securities of the Series are to be denominated, payable, redeemable or repurchasable, as the case may be;

(14) whether Securities of the Series are issuable in Tranches;

(15) whether, and under what circumstances, the Securities of any Series shall be convertible into Securities of any other Series;

(16) if other than the Trustee, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

(17) if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.1 hereof;

(18) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(19) whether, under what circumstances and the Currency in which, the Company will pay Additional Amounts as contemplated by Section 3.8 on the Securities of the Series to any Holder who is a non-United States Person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option); and

(20) any other terms or conditions upon which the Securities of the Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one Series shall be substantially identical except as to denomination, except as provided in the immediately succeeding paragraph, and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Securities of such Series or to establish additional terms of such Series of Securities (which additional terms shall only be applicable to unissued or additional Securities of such Series).

Each Series may be issued in one or more Tranches. Except as provided in the foregoing paragraph, all Securities of a Tranche shall have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, the same issue price.

SECTION 2.4 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series having attached thereto appropriate Coupons, if any, executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by both (a) the chairman of its Board of Directors, or any vice chairman of its Board of Directors, or its president or any vice president and (b) by its treasurer or any assistant treasurer, secretary or any assistant secretary without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 6.1) shall be fully protected in relying upon:

(a) a certified copy of any resolution or resolutions of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause (2) below;

(b) a copy of any resolution or resolutions of the Board of Directors relating to such Series, in each case certified by the secretary or an assistant secretary of the Company;

(c) an executed supplemental indenture, if any;

(d) an Officers’ Certificate setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.1 and 2.3, respectively, and prepared in accordance with Section 11.5;

(e) an Opinion of Counsel, prepared in accordance with Section 11.5, which shall state:

(i) that the form or forms and terms of such Securities and Coupons, if any have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture;

(ii) that such Securities and Coupons, if any have been duly authorized, and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(iii) that all laws and requirements in respect of the execution and delivery by the Company of the Securities and Coupons, if any, and the related supplemental indenture, if any, have been complied with;

(iv) the registration statement, if any, relating to the Securities of such series and any amendments thereto has become effective under the Securities Act of 1933 and to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened;

(v) no consent, approval, authorization or order of any court or governmental agency or body in the United States is required for the issuance of the Securities of such Series, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in the United States in connection with the purchase and distribution of the Securities of such Series;

(vi) neither the issue nor sale of the Securities of such Series will contravene the charter or by-laws of the Company or will conflict with, result in a breach of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or is bound, or any order or regulation known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its Subsidiaries; and

(vii) the authentication and delivery of the Securities of such series by the Trustee in accordance with the directions of the Company so to do, and the Company’s execution and delivery of the Securities of such series, will not violate the terms of this Indenture;

provided, however, that in the case of any Series issuable in Tranches, if the Trustee has previously received the documents referred to in Section 2.4(~~1~~a)-(~~5~~e ) with respect to such Series, the Trustee shall authenticate and deliver Securities of such Series executed and delivered by the Company for original issuance upon receipt by the Trustee of the applicable Company Notice.

The Trustee shall have the right to decline to authenticate and deliver any Securities and Coupons, if any, under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.10, together with a written statement (which need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.5 Execution of Securities. The Securities shall be signed on behalf of the Company by both (a) its chairman or its president or any vice president and (b) its treasurer or any assistant treasurer or its secretary or any assistant secretary, which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee. Any Coupons attached to any Unregistered Security shall be executed on behalf of the Company by the manual or facsimile signature of any such officer of the Company.

In case any officer of the Company who shall have signed any of the Securities or Coupons shall cease to be such officer before the Security or Coupon so signed shall be authenticated (in the case of the Securities) and delivered by the Trustee or disposed of by the Company, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Company; and any Security or Coupon may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

SECTION 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual or electronic signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

The Trustee shall not authenticate or deliver any Unregistered Security until any matured Coupons appertaining thereto have been detached and canceled, except as otherwise provided or permitted by this Indenture.

SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specification with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any multiple thereof, which may be in Dollars or any Foreign Currency, and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication, shall bear interest from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.3.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid, in the case of Registered Securities, to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest and, in the case of Unregistered Securities, upon surrender of the Coupon appertaining thereto in respect of the interest due on such interest payment date.

The term “record date” as used with respect to any interest payment date (except for a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular Series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.

Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called “defaulted interest” for the purpose of this Section) shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of his having been such Holder; and such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

(1) The Company may elect to make payment of any defaulted interest to the persons in whose names any such Registered Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Registered Securities of such Series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Registered Securities of such Series shall be paid to the person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any defaulted interest on the Registered Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Any defaulted interest payable in respect of any Security of any Series which is not a Registered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the Holders of Registered Securities and other Securities of the same Series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, by publication at least once in a newspaper of general circulation in New York, New York and London, England.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.8 Registration, Transfer and Exchange. The Company will keep at the office or agency of the Trustee to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as in this Article Two provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any Series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same Series in authorized denominations for a like aggregate principal amount.

At the option of the Holder thereof, Unregistered Securities of a Series, which by their terms are registerable as to principal and interest, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Registered Securities of such Series, as may be issued by the terms thereof. At the option of the Holder thereof, Registered Securities of a Series, which by their terms provide for the issuance of Unregistered Securities, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Unregistered Securities of such Series. Securities so issued in exchange for other Securities shall be of any authorized denomination and of like principal amount and maturity date, interest rate or method of determining interest, and shall be issued upon surrender of the Securities for which they are to be exchanged and, in the case of Coupon Securities, together with all unmatured Coupons and matured Coupons in default appertaining thereto, at the office of the Company provided for in Section 3.2 and upon payment, if the Company shall require, of charges provided therein. Unregistered Securities of any Series issued in exchange for Registered Securities of such Series between the regular record date for such Registered Security and the next interest payment date will be issued without the Coupon relating to such interest payment date, and Unregistered Securities surrendered in exchange for Registered Securities between such dates shall be surrendered without the Coupon relating to such interest payment date. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, an Unregistered Security will not be delivered in exchange for a Registered Security or Securities unless the Trustee receives a certificate signed by the person entitled to delivery of such Security or other items or documents fulfilling such conditions as shall be required by regulations of the United States Department of the Treasury, or shall be notified by the Company that such a certificate shall not be required by such regulations; provided, however, that no such Unregistered Security shall be delivered by the Trustee if the Trustee or such agent shall have, or shall have been notified in writing by the Company that the Company has, actual knowledge that such certificate is false.

Upon presentation for registration of any Unregistered Securities of any Series which by its terms is registerable as to principal, at the office or agency of the Company to be maintained as provided in Section 3.2, such Security shall be registered as to principal in the name of the Holder thereof and such registration shall be noted on such Security. Any Security so registered shall be transferable on the registry books of the Company upon presentation of such Security at such office or agency for similar notation thereon, but such Security may be discharged from registration by being in a like manner transferred to bearer, whereupon transferability by delivery shall be restored. Except as otherwise provided pursuant to Section 2.3 hereof, Unregistered Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof.

Unregistered Securities shall be transferable by delivery, except while registered as to principal. Registration of any Coupon Security shall not effect the transferability by delivery of the Coupons appertaining thereto which shall continue to be payable to bearer and transferable by delivery.

All Securities and Coupons issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Coupons surrendered upon such transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Sections 2.11, 8.5 or 12.3 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities for redemption under Article Twelve or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not redeemed.

SECTION 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or Coupon shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Security of the same Series or Coupon, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or Coupon, or in lieu of and substitution for the Security or Coupon so destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Company and to the Trustee and to any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Upon the issuance of any substitute Security or Coupon, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or Coupon); provided, however, that interest represented by Coupons shall be payable only upon presentation and surrender of such Coupons at an office or agency of the Company located outside of the United States, unless otherwise provided pursuant to Section 2.3, if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Every substitute Security of any Series or Coupon issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such Series or Coupons duly authenticated and delivered hereunder. All Securities or Coupons shall be held and owned upon the express condition that, to the extent permitted by the law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities or Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10 Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund and all Coupons surrendered for payment or exchange, shall, if surrendered to the Company or any agent of the Company or the Trustee, be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities and Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities and Coupons unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.11 Temporary Securities. Pending the preparation of definitive Securities for any Series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any Series may be issued as Registered Securities or Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.

SECTION 2.12 Currency and Manner of Payments in Respect of Securities.

(a) With respect to Registered Securities of any Series with respect to which the Holders of such Securities have not made the election provided for in paragraph (b) below, the following payment provisions shall apply:

(i) Except as provided in subparagraph (a)(2) or in paragraph (e) below, payment of the principal of any Registered Security will be made at the Place of Payment by delivery of a check in the Currency in which the Security is denominated on the payment date against surrender of such Registered Security, and any interest on any Registered Security will be paid at the Place of Payment by mailing a check in the Currency in which the Securities were issued to the Person entitled thereto at the address of such Person appearing on the Security register.

(ii) Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(b) With respect to Registered Securities of any Series, the following payment provisions shall apply, except as otherwise provided in paragraphs (e) and (f) below:

(i) The Board of Directors may provide with respect to any Series of such Securities that Holders shall have the option to receive payments of principal of and interest on such Security in any of the Currencies which may be designated for such election in such Security by delivering to the Trustee a written election, to be in form and substance satisfactory to the Trustee, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article Twelve). Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in the relevant Currency as provided in paragraph (a) of this Section 2.12. Payment of principal shall be made on the payment date against surrender of such Securities. Payment of principal and interest shall be made at the Place of Payment by mailing a check in the applicable currency to the Person entitled thereto at the address of such Person appearing on the Security register.

(ii) Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(c) Payment of the principal of any Unregistered Security and of interest on any Coupon Security will be made at such place or places outside the United States as may be designated by the Company by any appropriate method only in the Currency in which the Security is payable (except as provided in paragraph (e) below) on the payment date against surrender of the Unregistered Security, in the case of payment of principal, or the relevant Coupon, in the case of payment of interest. Except as provided in paragraph (e) below, payment with respect to Unregistered Securities and Coupons will be made by check, subject to any limitations on the methods of effecting such payment as shall be specified in the terms of the Security established as provided in Section 2.3 and as shall be required under applicable laws and regulations. Payment of the principal of and interest on Unregistered Securities may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(d) Not later than the fourth Business Day after the record date for each payment date, the Trustee will deliver to the Company a written notice specifying, in the Currency in which each Series of the Securities are denominated, the respective aggregate amounts of principal of and interest on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Registered and the Unregistered Securities and in respect of the Registered Securities as to which the Holders shall have elected to be paid in another Currency as provided in paragraph (b) above. If the Board of Directors has provided for the election referred to in paragraph (b) above and if at least one Holder has made such election, then not later than the second Business Day preceding such record date the Company will deliver to the Trustee an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in another Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) prior to such payment date and set forth in the applicable Exchange Rate Officer’s Certificate.

(e) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable, then with respect to each date for the payment of principal of, premium, if any, and interest on the applicable Foreign Currency denominated Securities occurring after the last date on which the Foreign Currency was so used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Currency Determination Agent in the manner provided in paragraphs (g) or (h) below.

(f) If the Holder of a Registered Security elects payment in a specified Currency as provided for by paragraph (b) and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars.

(g) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(h) The “Dollar Equivalent of the Currency Unit” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate on the Valuation Date for such Component Currency.

(i) For purposes of this Section 2.12 the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit, including but not limited to the Euro.

A “Specified Amount” of a Component Currency shall mean the number of units or fractions thereof which such Component Currency represented in the relevant currency unit, including but not limited to the Euro, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Market Exchange Rate” shall mean for any currency the noon Dollar buying rate for that currency for cable transfers quoted in New York City on the Valuation Date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more Currencies for which an exchange rate is required, the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the relevant series of Securities and all Holders of such Securities.

In the event that a Conversion Event has occurred with respect to a Foreign Currency, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 11.4 to the affected Holders) specifying the Conversion Date. In the event that a Conversion Event has occurred with respect to the Euro or any other currency unit in which Securities are denominated or payable, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 11.4 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give notice to the Trustee.

The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

SECTION 2.13 Compliance with Certain Laws and Regulations. If any Unregistered Securities or Coupon Securities are to be issued in any Series of Securities, the Company will use reasonable efforts to provide for arrangements and procedures designed pursuant to then applicable laws and regulations, if any, to ensure that Unregistered Securities or Coupon Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company.

SECTION 2.14 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall indicate the “CUSIP” or “ISIN” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.15 Securities in Global Form. If Securities of or within a Series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company order to be delivered to the Trustee pursuant to Section 2.4 or 2.11. Subject to the provisions of Section 2.4 and, if applicable, Section 2.11, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company order. Any instructions by the Company with respect to endorsement or deliver or redelivery of a Security in global form shall be in writing but need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel.

The provisions of the last paragraph of Section 2.4 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last paragraph of Section 2.4.

Notwithstanding the provisions of Section 3.1, unless otherwise specified as contemplated by Section 2.4, payment of principal of and interest on any Security in permanent global form shall be made to the Person or Persons specified in such Security.

ARTICLE THREE

COVENANTS OF THE ISSUER

SECTION 3.1 Payment of Principal and Interest. The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay or cause to be paid (in the currency or currency unit in which the Securities of such Series and Coupons, if any, are payable, except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f) hereof) the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series, any Coupons appertaining thereto and this Indenture.

The interest on Unregistered Securities shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature at the office of a Paying Agent outside the United States. The interest on any temporary Unregistered Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, if any, only upon presentation and surrender of such Coupon, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest.

SECTION 3.2 Offices for Payment, etc. So long as any of the Securities remain outstanding, the Company will maintain the following for each Series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the corporate trust office. Unless otherwise specified pursuant to Section 2.3, the Trustee is appointed Paying Agent and Registrar.

So long as any Coupon Securities or Unregistered Securities of any Series remain outstanding, the Company will (except as specified pursuant to Section 2.3) maintain one or more offices or agencies outside the United States in such city or cities as may be specified elsewhere in this Indenture or as contemplated by Section 2.3, and shall maintain such office or offices for a period of two years (or any period thereafter for which it is necessary in order to conform to United States tax laws or regulations) after the principal on such Coupon Securities or Unregistered Securities has become due and payable, with respect to such Series where Coupons appertaining to Securities of such Series or Unregistered Securities of such Series may be surrendered or presented for payment, or surrendered for exchange pursuant to Section 2.8 and where notices and demands to or upon the Company in respect of Coupons appertaining to Securities of such Series or the Unregistered Securities of such Series or of this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands in respect of Unregistered Securities may be made or served at the Corporate Trust Office of the Trustee and the corporate trust office of any authenticating agent appointed hereunder, and presentations, surrenders, notices and demands in respect of Coupons appertaining to Securities of any Series and Unregistered Securities may be made or served at the corporate trust office of the Trustee in the other city or cities referred to above; and the Company hereby appoints the Trustee and any authenticating agent appointed hereunder its agents to receive all such presentations, surrenders, notices and demands.

SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder.

SECTION 3.4 Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such Agent for the payment of the principal of or interest on the Securities of such Series or Coupons (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such Series or Coupons) in trust for the benefit of the Holders of the Securities of such Series or Coupons or of the Trustee, and upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such sums received by it to the Trustee,

(b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series or Coupons when the same shall be due and payable, and

(c) that it will give the Trustee notice of any change of address of any Holder of which it is aware.

The Company will, on or prior to each due date of the principal of or interest on the Securities of such Series or Coupons, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Securities of any Series or Coupons, it will, on or before each due date of the principal of or interest on the Securities of such Series or Coupons, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series or Holders of such Coupons a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities or Coupons hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Series by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

SECTION 3.5 ~~Written Statement to Trustee~~Compliance Certificate. The ~~Company will~~Parent Guarantor shall deliver to the Trustee ~~for each Series of Securities on or before a date not more than four months~~within 120 days after the end of each ~~of its~~ fiscal year~~s ending after the date hereof during which any Securities are outstanding a written statement, signed by two of its officers (which need not comply with Section 11.5),~~of the Parent Guarantor an Officers’ Certificate stating that in the course of the performance by the signers of their duties as ~~o~~Officers of the ~~Company~~Parent Guarantor they would normally have knowledge of any ~~d~~Default ~~by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature~~and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Parent Guarantor is taking or proposes to take with respect thereto~~f~~.

SECTION 3.6 Limitation on Liens.

(a) Neither the Company nor any Note Guarantor will, and the Parent Guarantor will not permit any of its Subsidiaries to, directly or indirectly, Incur any Lien upon or with respect to any Principal Property or the Capital Stock of any Material Subsidiary, whether owned at the Issue Date or thereafter acquired, to secure Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or, at the Parent Guarantor’s option, prior to) the obligations so secured for so long as such obligations are so secured.

~~(a) The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (hereinafter in this Article Three called “Debt”), secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances being hereinafter in this Article Three called “mortgage” or “mortgages”) upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to Debt secured by:~~

~~(i) mortgages on property, shares of stock or indebtedness (hereinafter in this Article Three called “property”) of any corporation existing at the time such corporation becomes a Restricted Subsidiary;~~

~~(ii) mortgages on property existing at the time of acquisition of the affected property by the Company or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Debt incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 360 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located which in the opinion of the Board of Directors was, prior to such construction or improvement, substantially unimproved for the use intended by the Company or such Restricted Subsidiary;~~

~~(iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Company or to another Restricted Subsidiary;~~

~~(iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary provided, however, that any such mortgages do not attach to or affect property theretofore owned by the Company or such Restricted Subsidiary;~~

~~(v) mortgages on property owned or leased by the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or in favor of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;~~

~~(vi) mortgages existing at the date of this Indenture;~~

~~(vii) landlords’ liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business;~~

~~(viii) mortgages on property of the Company or a Restricted Subsidiary to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such mortgages if the commitment for the financing is obtained not later than one year after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;~~

~~(ix) mortgages arising in connection with contracts and subcontracts with or made at the request of the United States of America, or any state thereof, or any department, agency or instrumentality of the United States or any state thereof;~~

~~(x) mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;~~

~~(xi) any mortgage arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;~~

~~(xii) mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;~~

~~(xiii) mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or~~

~~(xiv) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to (xiii), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement mortgage, and that such extension, renewal or replacement mortgage shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).~~

(b) ~~Notwithstanding the foregoing provisions of this Section, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by mortgages which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Company and its Restricted Subsidiaries which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (i) through (xiv) above), does not at the time exceed 10% of Consolidated Total Assets, as shown on the latest quarterly consolidated financial statements of the Company preceding the date of determination.~~Any Lien created for the benefit of the Holders pursuant to Section 3.6(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders.

SECTION 3.7 Limitation on Sale ~~and Lease-Back~~/Leaseback Transactions~~. The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary (whether such Principal Property is now owned or hereafter acquired) (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (herein referred to as a “Sale and Lease-Back Transaction”), unless (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.6, to issue, assume or guarantee Debt secured by a mortgage upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under Sections 3.6 and 3.7 to be Debt subject to the provisions of Section 3.6; or (b) the Company shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of Debt of the Company or any Restricted Subsidiary (other than Debt owned by the Company or any Restricted Subsidiary and other than Debt of the Company which is subordinated to the Securities) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.~~

~~The term “Attributable Debt” shall mean the present value (discounted at the actual percentage rate inherent in such arrangement as determined in good faith by the Company, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Any determination of any actual percentage rate inherent in any such arrangement made in good faith by the Company shall be binding and conclusive, and the Trustee shall have no duty with respect to any determination made under this Section 3.7.~~

. The Parent Guarantor will not, and will not permit any of its Material Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any Principal Property, except that a Sale/Leaseback Transaction is permitted if the Parent Guarantor or such Material Subsidiary would be entitled to create a Lien on such Principal Property to secure Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction without equally and ratably securing the Securities.

The following Sale/Leaseback Transactions are not subject to the limitations set forth in this covenant:

(1) Sale/Leaseback Transactions involving the taking back of a lease for a period of not more than three years;

(2) Sale/Leaseback Transactions between only the Parent Guarantor and a Subsidiary of the Parent Guarantor or between only Subsidiaries of the Parent Guarantor;

(3) Sale/Leaseback Transactions in which the Parent Guarantor or such Subsidiary applies an amount equal to the net proceeds of the sale of the property to the retirement of long-term non-subordinated Indebtedness with more than one year remaining before its stated maturity (which Indebtedness may include the Securities) or to the acquisition of or investment in one or more Principal Properties within 365 days of the effective date of such sale; and

(4) Sale/Leaseback Transactions entered into with Governmental Authorities in connection with tax and other governmental incentive programs and not constituting a financing of the property subject to such Sale/Leaseback Transaction.

SECTION 3.8 Additional Amounts. If Securities of a Series provide for the payment of additional amounts to any Holder who is a non-United States Person in respect of any tax, assessment or governmental charge (“Additional Amounts”), the Company will pay to the Holder of any Security of such Series or any Coupon appertaining thereto such Additional Amounts as may be so provided by Section 2.3. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security of a Series or payment of any related Coupon or the net proceeds received on the sale or exchange of a Security of a Series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such Series established pursuant to Section 2.3 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 2.3, if the Securities of a Series provide for the payment of Additional Amounts, at least 10 days prior to each date of payment of principal or interest on which any Additional Amount shall be payable, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with a compliance certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or interest on the Securities of that Series shall be made to Holders of Securities of that Series or any related Coupons who are non-United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that Series. If any such withholding shall be required, then such compliance certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that Series or related Coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer~~’~~s’ Certificate furnished pursuant to this Section or in the event the Trustee shall not withhold or deduct any sums as a result of the non-receipt of a compliance certificate pursuant to this Section.

SECTION 3.9 Calculation of Original Issue Discount. The ~~Company shall~~Parent Guarantor shall promptly, at the end of each calendar year, calculate the original issue discount accrued on Outstanding Securities as of the end of such year and shall determine whether the amount of original issue discount qualifies for the de minimis exception rule as set forth in Section 1273(a)(3) of the Code and the Treasury Regulations promulgated thereunder. If such calculated amount does not qualify for the de minimis exception rule, then the Parent Guarantor shall subsequently file with the Trustee ~~promptly at the end~~no later than January 15th of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the ~~Internal Revenue Code of 1986, as amended from time to time~~Code and the Treasury Regulations promulgated thereunder.

ARTICLE FOUR

SECURITYHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

SECTION 4.1 Company to Furnish Trustee Information as to Names and Addresses of Securityholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee for the Securities of each Series a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of each Series:

(a) semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for non-interest bearing securities in each year, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request such list to be as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Security registrar for such Series, such list shall not be required to be furnished but in any event the Company shall be required to furnish such information concerning the Holders of Coupon Securities and Unregistered Securities which is known to it; provided, further, that the Company shall have no obligation to investigate any matter relating to any Holder of an Unregistered Security or any Holder of a Coupon.

SECTION 4.2 Preservation and Disclosure of Securityholders’ Lists.

(a) The Trustee for the Securities of each Series shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each Series of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security registrar for such Series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

(b) In case three or more Holders of Registered Securities of any Series (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular Series (in which case the applicants must all hold Securities of such Series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, or

(ii) inform such applicants as to the approximate number of Holders of Securities of such Series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such Series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such Series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

SECTION 4.3 Reports by the ~~Company~~Parent Guarantor. ~~The Company covenants:~~

(a) The Parent Guarantor shall provide the Trustee and the Holders with annual consolidated financial statements of the Parent Guarantor and its Subsidiaries audited by the Parent Guarantor’s independent public accountants within 90 days after the end of each fiscal year of the Parent Guarantor, and unaudited quarterly consolidated financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year (or, in the case of the balance sheet, as of the end of the prior fiscal year)) within 60 days of the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor. Such annual and quarterly financial statements will be prepared in accordance with GAAP. Such financial statements shall be made available to Holders, bona fide prospective investors in the Securities and securities analysts affiliated with the initial purchasers named in the offering memorandum or prospectus relating to the initial offering of such series of Securities by posting on a password-protected or otherwise secured website maintained by the Parent Guarantor; provided, however, that the Parent Guarantor may deny access to any competitively-sensitive information otherwise to be provided pursuant to this paragraph to any Holder or prospective investor that is a competitor or vendor (or any of their respective equity holders) of the Parent Guarantor and its Subsidiaries to the extent that the Parent Guarantor determines in good faith that the provision of such information to such Person would be competitively harmful to the Parent Guarantor and its Subsidiaries; provided further that such Holders, prospective investors and such analysts shall agree to (i) treat all information in such reports as confidential, (ii) not use such information for any purpose other than their investment or potential investment in the Securities and (iii) not publicly disclose any such information. The Parent Guarantor shall provide, or cause the Trustee to provide, prompt notice to the Holders of the posting of any information pursuant to this Section 4.3(a).

(b) The Parent Guarantor will make available, upon request, to any Holder and any prospective purchaser of Securities, the information required pursuant to Rule 144A(d)(4) under the Securities Act.

~~(a) to file with the Trustee for the Securities of each Series, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commissioner may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, or in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;~~

~~(b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and~~

(c) ~~to transmit by mail to the Holders of Registered Securities in the manner and to the extent required by Sections 4.4(c) and 11.4, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents, and reports required to be filed by the Company pursuant to subsection (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and~~Any (i) Person that owns more than 50% of the total voting power of the Voting Stock of the Parent Guarantor (a “Parent”) or (ii) Wholly-Owned Subsidiary of the Parent Guarantor may satisfy the obligations of the Parent Guarantor set forth in this Section 4.3 by providing the requisite financial and other information of such Parent or Wholly-Owned Subsidiary, as the case may be, instead of that of the Parent Guarantor; provided that (x) with respect to a Wholly-Owned Subsidiary, to the extent the Parent Guarantor is engaged in any business in any material respect other than incidental to its direct or indirect interest in such Wholly-Owned Subsidiary and (y) with respect to a Parent, to the extent such Parent holds assets (other than its direct or indirect interest in the Parent Guarantor) that exceed 5% of the total assets of such Parent as of the end of the preceding fiscal year of such Parent, in each such case, such information related to such Wholly-Owned Subsidiary or such Parent, as applicable, shall be accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information of such Wholly-Owned Subsidiary or such Parent, as applicable, on the one hand, and the information relating to the Parent Guarantor and its Subsidiaries on a stand-alone basis, on the other hand.

~~(d) to furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.~~

(d) Delivery of such reports, information and documents referred to in this Section 4.3 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the ~~Company’s~~Parent Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(e) To the extent any information is not provided within the time periods specified in this Section 4.3 and such information is subsequently provided, the Parent Guarantor will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.

SECTION 4.4 ~~Reports by the Trustee~~Parent Guarantee. Promptly following the consummation of the Acquisition, the Parent Guarantor shall guarantee the obligations of the Company under this Indenture and with respect to any Series of Securities.

~~(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).~~

~~(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.~~

ARTICLE FIVE

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 5.1 Events of Default. ~~Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (unless it is either inapplicable to a particular Series or it is specifically deleted from or modified in the instrument establishing such Series and the form of Security for such Series) shall have occurred and be continuing with respect to any Series of Securities, that is to say:~~

An “Event of Default” occurs with respect to a Series of Securities if:

(~~a~~1) ~~default in~~ the Company defaults in any payment of ~~any installment of~~ interest ~~upon~~on any Security of such ~~S~~series ~~as and~~ when the same ~~shall~~ becomes due and payable, and ~~continuance of~~ such default continues for a period of 30 days; or

(~~b~~2) the Company defaults in the payment of the principal of ~~the~~any Securit~~ies~~y of such Series ~~as and~~ when the same ~~shall~~ becomes due and payable ~~either at~~at its Stated ~~m~~Maturity, upon optional redemption ~~(for any sinking fund payment or otherwise), by~~, upon declaration of acceleration or otherwise; or

~~(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such Series, or in this Indenture contained and relating to such Series, for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given by registered or certified mail to the Company by the Trustee for the Securities of such Series, or to the Company and the Trustee by the Holders of at least twenty-five percent in aggregate principal amount at maturity of the Securities of such Series at the time outstanding; or~~

(~~d~~3) the Company ~~shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Company shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; or the Company shall commence any proceeding relating to the Company or any substantial portion of the property of the Company under any insolvency, reorganization, arrangement, or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (hereinafter in this subsection (d) called “Proceeding”); or if there shall be commenced against the Company any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged for a period of 60 days; or a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company shall be appointed and shall not be discharged within a period of 60 days; or the Company by any act shall indicate consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; provided that a resolution or order for winding-up the Company with a view to its consolidation, amalgamation or merger with another company or the transfer of its assets as a whole, or substantially as a whole, to such other company as provided in Section 9.1 shall not make the rights and remedies herein enforceable under this subsection (d) of Section 5.1 if such last-mentioned company shall, as a part of such consolidation, amalgamation, merger or transfer, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Section 9.1; or~~or any Note Guarantor fails to comply with any of its agreements contained in the Securities of such Series or this Indenture (other than those referred to in clause (1) or (2) above) with respect to such Series of Securities and such failure continues for 90 days after the notice specified below; provided that in the case of a failure to comply with the covenants set forth in Section 4.3, such period of continuance of such default or breach shall be 180 days after the written notice specified below has been given;

~~(e) any other Event of Default provided in the Supplemental Indenture or resolution of the Board of Directors under which such Series of Securities is issued or in the form of Security for such Series;~~

~~then and in each and every such case, so long as such Event of Default with respect to such Series shall not have been remedied or waived, unless the principal of all Securities of such Series shall have already become due and payable, either the Trustee for such Series or the Holders of not less than twenty-five percent in aggregate principal amount at maturity of the Securities of such Series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) of all the Securities of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such Series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay in the currency or currency unit in which the Securities of such Series are payable (except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f) hereof) all matured installments of interest, if any, upon all the Securities of such Series and the principal of any and all Securities of such Series which shall have become due otherwise than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series (or, in the case of Original Issue Discount Securities, at the yield to maturity) to the date of such payment or deposit) and in Dollars such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel and all other expenses and liabilities incurred, and all advances made, by the Trustee, its agents, attorneys and counsel and any and all defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series which shall have become due by such acceleration, shall have been remedied then and in every such case the Holders of a majority in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustee for the Securities of such Series, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.~~

(4) except as permitted by this Indenture, any Note Guarantee of any Note Guarantor that is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Note Guarantor, or any Person acting on behalf of any such Note Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(5) the Company or any Note Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)	makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Note Guarantor in an involuntary case;

(B)	appoints a Custodian of the Company or any Note Guarantor or for any substantial part of its property; or

(C)	orders the winding up or liquidation of the Company or any Note Guarantor;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3) is not an Event of Default with respect to any Series of Securities until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such Series notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

To the extent any information is not provided within the time periods specified in Section 4.3 and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.

The Company shall deliver to the Trustee, within 30 days after the Company has knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clauses (4), (5) and (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3).

If an Event of Default (other than an Event of Default specified in Section 5.1(5) or (6) (with respect to the Company)) with respect to a Series of Securities occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities of such Series by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities of such Series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.1(5) or (6) (with respect to the Company) occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The acceleration of the Securities of a Series may be rescinded and any payment default that resulted from such acceleration may be waived by the Holders of at least the percentage of aggregate principal amount of the Securities of such Series required to amend the covenant or provision contained in this Indenture, the breach of which resulted in such acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee for the Securities of such Series, the Company will pay to the Trustee for the Securities of such Series for the benefit of the Holders of the Securities of such Series and the Holders of any Coupons appertaining thereto the whole amount that then shall have become due and payable on all Securities of such Series or such Coupons for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee.

Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any Series to the persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities and Coupons, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities and Coupons under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor under the Securities of any Series and Coupons, if any, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such Series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to the Securities of such Series pursuant to a declaration in accordance with Section 5.1 hereof) and interest owing and unpaid in respect of the Securities of any Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee,) and of the Securityholders and the Holders of any Coupons appertaining thereto allowed in any judicial proceedings relative to the Company or other obligor upon all Securities of any Series, or to the creditors or property of the Company or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any Series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series, and, in the event that such Trustee shall consent to the making of payments directly to the Securityholders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by such Trustee and each predecessor Trustee and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 6.6.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities or any Coupon appertaining thereto, may be enforced by the Trustee for the Securities of such Series without the possession of any of the Securities of such Series or any Coupon appertaining thereto or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities and Holders of any Coupons in respect of which such action was taken.

In any proceedings brought by the Trustee for the Securities of such Series (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities and Coupons appertaining thereto in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities and Coupons appertaining thereto parties to any such proceedings.

SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee for the Securities of such Series pursuant to this Article in respect of the Securities of any Series shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and any Coupons appertaining thereto in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:

First: To the payment of costs and expenses applicable to such Series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6;

Second: In case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

Third: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest; and

Fourth: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 5.6 Limitations on Suits by Securityholders. No Holder of any Security of any Series or Holder of any Coupon shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity, as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security and by a Holder of each Coupon appertaining thereto with every other taker and Holder of a Security or Holder of any Coupon appertaining thereto and the Trustee, that no one or more Holders of Securities of any Series or one or more Holders of any Coupons appertaining thereto shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or any other Holders of such Coupons, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series and all the Holders of Coupons appertaining thereto. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any provision of any Security or Coupon, the right of any Holder of any Security and the right of any Holder of any Coupon appertaining thereto to receive payment of the principal of and interest on such Security at the respective rates, in the respective amount and in the currency or currency unit therein prescribed on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee, to the Securityholders or to the Holder of any Coupon appertaining thereto may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee, the Securityholders or Holders of any Coupon.

SECTION 5.9 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each Series affected (with each Series treated as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series or of the Holders of any Coupons appertaining thereto so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

SECTION 5.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any Series as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding may on behalf of the Holders of all the Securities of such Series and Holders of all Coupons, if any, appertaining thereto waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series. In the case of any such waiver, the Company, the Trustee, the Holders of the Securities of such Series and the Holder of any Coupon appertaining thereto shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Securityholders of any Series notice in the manner and to the extent provided in Section 11.4, of all defaults which have occurred with respect to such Series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such Series or any default in the payment of any sinking fund installment or analogous obligation in respect of any of the Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such Series.

SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security and each Holder of any Coupon, by his acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series, or, in the case of any suit relating to or arising under clause (~~d~~5) of Section 5.1 (if the suit relates to Securities of more than one but less than all Series), 10% in aggregate principal amount of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under clause (~~d~~5) (if the suit under clause (~~d~~5) relates to all the Securities then Outstanding), (~~e), (f) or (g~~6) of Section 5.1, 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

ARTICLE SIX

CONCERNING THE TRUSTEE

SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any Series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a Series has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to the Securities of any Series and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the conditions of this Section 6.1.

SECTION 6.2 Certain Rights of the Trustee. Subject to Section 6.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or any assistant secretary of the Company;

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of any Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of all Series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default ~~(other than any Event of Default under Section 5.1(a) or 5.1(b))~~ unless (i) a Responsible Officer of the Trustee has ~~actual knowledge thereof or unless~~received written notice of ~~such Default or Event of~~default from the Parent Guarantor or the Company, respectively, in accordance with Sections 3.5 or 5.1 hereof or (ii) written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; ~~and~~

(j) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by and person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded~~.~~;

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, epidemics or pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or the Coupons. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

SECTION 6.4 Trustee and Agents May Hold Securities; Collections, etc. The Trustee, any Paying Agent, Security registrar, or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

SECTION 6.5 Moneys Held by Trustee. Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee in Dollars (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or the Holders of particular Coupons, and the Securities are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(~~d~~5) and (6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

SECTION 6.7 Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate complying with Section 11.5 delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it or under the provisions of this Indenture upon the faith thereof.

SECTION 6.8 Disqualification of Trustee; Conflicting Interests. If the Trustee for the Securities of any Series has or shall acquire any conflicting interest, as defined in the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in the Trust Indenture Act) to which such conflicting interest relates has not been cured or waived or otherwise eliminated before the end of such 90-day period, the Trustee shall, either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act and this Indenture.

SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee for each Series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

SECTION 6.10 Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Securities by giving written notice of resignation to the Company and by mailing notice thereof to the Holders in the manner and to the extent provided in Section 11.4. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable Series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any Series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable Series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 6.8 with respect to any Series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Company or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any Series of the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable Series of Securities and appoint a successor trustee for such Series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each Series at the time Outstanding may at any time remove the Trustee with respect to Securities of such Series and appoint a successor trustee with respect to the Securities of such Series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

If no successor Trustee shall have been appointed with respect to such series within 30 days after the mailing of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) Any resignation or removal of the Trustee with respect to any Series and any appointment of a successor trustee with respect to such Series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

SECTION 6.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) Series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any Series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice in the manner and to the extent provided in Section 11.4 to the Holders of Securities of any Series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any Series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any Series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.13 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE SEVEN

CONCERNING THE SECURITYHOLDERS

SECTION 7.1 Evidence of Action Taken by Securityholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

(b) The ownership of Registered Securities shall be proved by the Security register.

(c) The amount of Unregistered Securities held by any Person executing any instrument or writing as a Securityholder, the numbers of such Unregistered Securities, and the date of his holding the same may be proved by the production of such Securities or by a certificate executed by any trust company, bank, broker or member of a national securities exchange (wherever situated), as depositary, if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Securityholder, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Unregistered Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Unregistered Security is produced, or (ii) such Unregistered Security is produced by some other person, or (iii) such Unregistered Security is surrendered in exchange for a Registered Security, or (iv) such Unregistered Security has been cancelled in accordance with Section 2.10.

SECTION 7.2 Proof of Execution of Instruments. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

SECTION 7.3 Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 7.4 Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture or whether a quorum is present at a meeting of Holders of Securities, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, and for purposes of determining the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the corporate trust office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

SECTION 7.6 Record Date for Determination of Holders Entitled to Vote. The Company may~~, in the circumstances permitted by the Trust Indenture Act,~~ set a record date for the purpose of determining the Securityholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Securityholders. If not set by the Company prior to the first solicitation of a Securityholder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 4.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly appointed proxies) shall be entitled to give or take, or vote on, the relevant action.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee for the Securities of any and all Series may from time to time and at any time enter into an indenture or indentures supplemental hereto ~~(which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof)~~, in form satisfactory to such Trustee, for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more Series any property or assets;

(b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Nine;

(c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities of any or all Series and, if such additional covenants are to be for the benefit of less than all the Series of Securities stating that such covenants are being added solely for the benefit of such Series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all Series of the Securities stating that such Events of Default are being added solely for the benefit of such Series); provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series to waive such an Event of Default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities or the Holders of any Coupons;

(e) to establish the form or terms of Securities of any Series as permitted by Sections 2.1 and 2.3; ~~or~~

(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 6.11~~.~~; or

(g) to add Note Guarantees with respect to Securities of any series and allow any Note Guarantor to execute a supplemental indenture or Note Guarantee with respect to such Guarantee of the Securities of such series, or to add collateral to secure the Securities of such series (or to release any Note Guarantor from its Note Guarantee or release any such collateral if such release is in accordance with the terms of this Indenture).

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

SECTION 8.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each Series affected by such supplemental indenture (treated as one class), the Company, when authorized by a resolution of its Board of Directors, and the Trustee for such Series of Securities may, from time to time and at any time, enter into an indenture or indentures supplemental hereto ~~(which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof)~~ for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series~~; provided, that~~, including the release any Note Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; provided, that without the consent of each Securityholder of a Series affected thereby no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Securityholder to institute suit for payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for such Series of Securities of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee for such Series of Securities shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case such Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice in the manner and to the extent provided in Section 11.4 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Securities register of the Company, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

For the purposes of this Section 8.2 only, if the Securities of any Series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such series shall be deemed to be a Holder of Outstanding Securities of such Series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustee for such series shall be entitled to rely on an Officers’ Certificate as to the principal amount of Securities of such Series in respect of which consents shall have been executed by holders of such warrants.

SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each Series and Holders of Coupons affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 8.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture.

SECTION 8.5 Notation on Securities in Respect of Supplemental Indentures. Securities of any Series (including any Coupons appertaining thereto) authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear, upon the direction of the Company, a notation in form satisfactory to the Trustee for the Securities of such Series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any Series and any Coupons appertaining thereto so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such Series then Outstanding and any Coupons appertaining thereto then Outstanding.

ARTICLE NINE

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1 ~~Company May Consolidate, etc., on Certain Terms~~Merger or Transfer of Assets~~. Subject to the provisions of Section 9.2, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, other than a merger in which the Company is the continuing corporation, the due and punctual payment of the principal of and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property.~~

~~SECTION 9.2 Securities to be Secured in Certain Events. If, upon any consolidation, merger, sale, conveyance or lease referred to in Section 9.1, or upon any consolidation or merger of any Restricted Subsidiary, or upon any sale, conveyance or lease of all or substantially all the property of any Restricted Subsidiary to any other corporation, any Principal Property of the Company or of any Restricted Subsidiary or any shares of capital stock or indebtedness of any Restricted Subsidiary which is owned immediately after such consolidation, merger, sale, conveyance or lease by the Company or a Restricted Subsidiary or a successor to the Company pursuant to Sections 9.1 and 9.3 would thereupon become subject to any mortgage, security interest, pledge, lien or encumbrance (other than a mortgage, security interest, pledge, lien or encumbrance in favor of the Company, a Restricted Subsidiary or any such successor), the Company, prior to or concurrently with such consolidation, merger, sale, conveyance or lease, will effectively provide that the Securities shall be secured (equally and ratably with, if the Company shall determine, any other indebtedness of or guaranteed by the Company or a Restricted Subsidiary ranking equally with the Securities) by a direct lien on such Principal Property, shares of stock or indebtedness, prior to all liens other than any theretofore existing thereon, so long as such Principal Property, shares of stock or indebtedness shall be subject to such mortgage, security interest, pledge, lien or encumbrance.~~

~~SECTION 9.3 Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities and Coupons, if any, appertaining thereto, which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the~~

~~Securities and Coupons, if any, appertaining thereto, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and Coupons, if any, appertaining thereto, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons, if any, appertaining thereto, had been issued at the date of the execution hereof.~~

~~In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons, if any, appertaining thereto, thereafter to be issued as may be appropriate.~~

~~In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.~~

~~SECTION 9.4 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Opinion of Counsel, prepared in accordance with Section 11.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.~~

(a) The Parent Guarantor will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, assets which constitute all or substantially all of the consolidated assets of the Parent Guarantor and its Subsidiaries, to any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Parent Guarantor) shall expressly assume all the obligations of the Parent Guarantor under its Note Guarantee and this Indenture, in each case, pursuant to an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee;

(2) immediately after giving pro forma effect to such transaction, no Event of Default, or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) the Parent Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the requirements of this Indenture and all conditions precedent provided for in this Indenture related to such transaction have been complied with.

(b) Neither the Company nor any of the Note Guarantors (except for the Parent Guarantor) will consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, assets which constitute all or substantially all of the consolidated assets of the Parent Guarantor and its Subsidiaries, to any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or a Note Guarantor, as the case may be) shall expressly assume, in the case of the Company, all the obligations of the Company under the Securities and this Indenture and, in the case of a Note Guarantor, if any, all the obligations of the Note Guarantor under its Note Guarantee and this Indenture, in each case, pursuant to an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee; and

(2) the Parent Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the requirements of this Indenture and all conditions precedent provided for in this Indenture related to such transaction have been complied with.

(c) Notwithstanding the foregoing, (i) any Subsidiary of the Parent Guarantor that is not the Company or a Note Guarantor may consolidate with or merge with or into, or convey, transfer or lease or otherwise dispose of all or part of its properties and assets to the Parent Guarantor or any of its Subsidiaries, (ii) the Company or any Note Guarantor may consolidate with or merge with or into, or convey, transfer or lease or otherwise dispose of all or part of its properties and assets to the Parent Guarantor, the Company or another Note Guarantor, (iii) any Note Guarantor may consolidate with or merge with or into any Subsidiary of the Parent Guarantor solely for the purpose of reincorporating or reorganizing such Note Guarantor in the United States, any State thereof or the District of Columbia, (iv) the Company or any Note Guarantor may convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any State thereof or the District of Columbia and (v) the Parent Guarantor may sell, lease, convey, assign, transfer or otherwise dispose of assets to the Company, any Note Guarantor or any Subsidiary, including, for the avoidance of doubt, in connection with a Qualified Securitization Facility, without complying with Section 9.1(a)(2) relating to the Parent Guarantor (in the case of the Parent Guarantor).

For purposes of this Article Nine, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent Guarantor or a Note Guarantor, which properties and assets, if held by the Parent Guarantor, instead of such Subsidiaries or Note Guarantor, would constitute all or substantially all of the properties and assets of the Parent Guarantor, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent Guarantor.

The Successor Company will be the successor to the Parent Guarantor, the Company or Note Guarantor, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor, the Company or Note Guarantor, as applicable, under the Indenture, and the predecessor Parent Guarantor, the Company or Note Guarantor, as applicable, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE TEN

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 10.1 Satisfaction and Discharge of Indenture.

(a) If at any time (A) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of any Series and Coupons, if any, appertaining thereto Outstanding hereunder (other than Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (B) the Company shall have delivered to the Trustee for cancellation all Securities of any Series and Coupons theretofore authenticated (other than any Securities of such Series and Coupons which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c)(i) all the Securities of such Series and Coupons not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency or currency unit required (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 10.4) or Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient, in the opinion of a firm of independent certified public accountants, to pay at maturity or upon redemption all Securities of such Series and Coupons (other than any Securities of such Series and Coupons which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such Series and Coupons, then this Indenture shall cease to be of further effect with respect to Securities of such Series and Coupons (except as to (i) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities and Coupons, (iii) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such Series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and, subject to Section 10.5, the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such Series; provided, that the rights of Holders of the Securities and Holders of Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture, the Securities of such Series and Coupons.

(b) In addition to the provisions of Section 10.1(a), the Company may terminate its obligations under the Securities of any Series and this Indenture with respect to such Series, except those obligations referred to in the penultimate paragraph of this Section 10.1, if the Company has irrevocably deposited or caused to be deposited with the Trustee at its Corporate Trust Office or such other office as the Trustee may designate, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Securityholders of such Series for that purpose, (i) cash in the currency or currency unit required or, (ii) Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a firm of independent certified public accountants, without consideration of any reinvestment of such principal or interest, to pay the principal of and interest on the outstanding Securities of such Series and Coupons to maturity or redemption, as the case may be, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of said principal of and interest on the Outstanding Securities and Coupons of such Series.

Such irrevocable trust agreement shall include, among other things, provision for (1) payment of the principal of and interest on the Securities of such Series and Coupons when due (by redemption, sinking fund payments or otherwise), (2) the payment of the expenses of the Trustee incurred or to be incurred in connection with carrying out such trust provisions, (3) rights of registration, transfer, substitution and exchange of Securities of such Series and Coupons in accordance with the terms stated in this Indenture and (4) continuation of the rights and obligations and immunities of the Trustee as against the Securityholders of such Series as stated in this Indenture.

Notwithstanding the first paragraph of this Section 10.1(b), the Company’s obligations in Sections 2.8, 2.9, 3.1, 3.2, 3.8, 5.1, 6.6, 6.10, 10.4 and 10.5 shall survive until the Securities of such Series and Coupons, if any, are no longer Outstanding; provided, however, that the Company’s obligations in Section 5.1 shall survive only with respect to Events of Default as defined in Sections 5.1(~~a~~1), 5.1(~~b~~2) and 5.1(~~c~~3 ). Thereafter, the Company’s obligations in Sections 6.6, 10.4 and 10.5 shall survive.

After any such irrevocable deposit, accompanied by an Officers’ Certificate which shall state that the provisions of the first two paragraphs of this Section 10.1(b) have been complied with, and upon delivery by the Company to the Trustee of (i) an Opinion of Counsel to the effect that either (a) as a result of such deposit and the related exercise of the Company’s option under this Section 10.1(b) registration will not be required under the Investment Company Act of 1940, as amended, by the Company, the trust funds representing such deposit or the Trustee or (b) all necessary registrations under such Act have been effected and (ii) an Opinion of Counsel to the effect that Securityholders of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and discharge had not occurred, then the Company shall be discharged of its obligations under the Securities of such Series and this Indenture with respect to such Series except for those surviving obligations specified above, and the Trustee upon request shall acknowledge in writing such discharge. Prior to the delivery of such acknowledgment, the Trustee may require the Company to deliver to it an Officer~~’~~s’ Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the deposit and discharge contemplated by this provision have been complied with, and the Trustee may also require that the Opinion of Counsel referred to in clause (i) of this paragraph shall also state that such deposit does not violate applicable law.

SECTION 10.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such Series and any Coupons appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

SECTION 10.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series or Coupons, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Securities or Coupons shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 10.4 Return of Unclaimed Moneys Held by Trustee and Paying Agent. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any Series or Coupons and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such Series or such Paying Agent, and the Holder of the Security of such Series or Holders of Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

SECTION 10.5 Reinstatement of Company’s Obligations. If the Trustee is unable to apply any funds or Government Obligations in accordance with Section 10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or by reason of the Trustee’s inability to convert any such funds or Government Obligations into the currency or currency unit required to be paid with respect to the Securities of such Series, the Company’s obligations under this Indenture and the Securities of any Series for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to Section 10.1 until such time as the Trustee is permitted to apply all such funds or Government Obligations in accordance with Section 10.1 or is able to convert all such funds or Government Obligations; provided, however, that if the Company has made any payment of interest on or principal of any of such Securities or Coupons because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the funds or Government Obligations held by the Trustee.

ARTICLE ELEVEN

MISCELLANEOUS PROVISIONS

SECTION 11.1 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and Coupons, if any, by the Holders thereof and as part of the consideration for the issue of the Securities.

SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities or Coupons, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities and Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities and Coupons.

SECTION 11.3 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 11.4 Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee, by the Holders of Securities, or by the Holders of Coupons to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to ~~Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016~~Mars, Incorporated, 6885 Elm Street, McLean, VA 22101-3810 Attention: ~~Secretary~~General Counsel. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

Where this Indenture provides for notice to Holders of any event, (1) if any of the Securities affected by such event are Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Registered Holders as their names and addresses appear in the Security register within the time prescribed and (2) if any of the Securities affected by such event are Unregistered Securities or Coupon Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published once in a newspaper of general circulation in New York, New York and London, England within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 11.5 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 11.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any Series or Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest, premium, if any, or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 11.7 ~~Conflict of Any Provision of Indenture with Trust Indenture Act of 1939~~[Reserved]. ~~. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.~~

SECTION 11.8 New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.11 Determination of Principal Amount. In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, whether a quorum is present at a meeting of Holders of Securities or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1 and the principal amount of any Securities denominated in a Foreign Currency or Euro that shall be deemed to be outstanding for such purposes shall be determined by converting the Foreign Currency or the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate as of the date of such determination.

SECTION 11.12 Tax Withholding. The Company hereby covenants with the Trustee that it will use commercially reasonable efforts to provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

SECTION 11.13 Waiver of Jury Trial. EACH OF THE COMPANY AND THE PARENT GUARANTOR AND THE TRUSTEE AND EACH HOLDER OF A SECURITY, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY OR HEREBY.

SECTION 11.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, epidemics or pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15 Office of Foreign Assets Control Sanctions.

(a) The Parent Guarantor represents that neither it nor, to the knowledge of the Parent Guarantor, any of its affiliates, subsidiaries, directors or officers are currently the target or subject of any sanctions enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(b) The Parent Guarantor covenants that neither it nor, to the knowledge of the Parent Guarantor, any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this agreement, (i) for the purpose of funding or facilitating any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) for the purpose of funding or facilitating any activities of or business with any country or territory that is the target or subject of comprehensive Sanctions, or (iii) in any other manner that will result in a violation of Sanctions.

SECTION 11.16. Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Parent Guarantor, and the Company, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Parent Guarantor and the Company, as applicable, whenever a person is to be added or deleted from the listing. If the Parent Guarantor or the Company, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Parent Guarantor and the Company understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Parent Guarantor and the Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, the Parent Guarantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Parent Guarantor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and the Parent Guarantor agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Parent Guarantor as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to use reasonable efforts to notify the Trustee promptly upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a global security (whether by mail or otherwise), such notice shall be sufficiently given if given to the depository (or its designee) pursuant to the standing instructions from the depository or its designee, including by electronic mail in accordance with accepted practices at the depository.

ARTICLE TWELVE

REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.3 for Securities of such Series.

SECTION 12.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any Series to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 11.4, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such Series.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including “CUSIP” or “ISIN” numbers), specify the date fixed for redemption, the redemption price, the Place or Places of Payment, that payment will be made upon presentation and surrender of such Securities, and that, unless otherwise specified in such notice, Coupon Securities, if any, surrendered for payment must be accompanied by all Coupons maturing subsequent to the redemption date, failing which the amount of any such missing Coupon or Coupons will be deducted from the sum due for payment, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and that, if less than all of the Outstanding Securities of a Series are to be redeemed, the identification and principal amount of the Securities to be redeemed. If less than all of the Securities of any Series and to be redeemed, the notice of redemption shall specify the numbers of the Securities of such Series to be redeemed, and, if only Unregistered Securities of any Series are to be redeemed, and if such Unregistered Securities may be exchanged for Registered Securities, the last date on which exchanges of Unregistered Securities for Registered Securities not subject to redemption may be made. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security and any Coupons appertaining thereto, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof with appropriate Coupons will be issued.

The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Company shall give the Trustee at least 45 days prior written notice of any redemption hereunder.

Not later than 9:00 a.m., Chicago time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will have on deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money in the currency or currency unit in which the Securities of such Series and any Coupons appertaining thereto are payable (except as otherwise specified pursuant to Section 2.3 and except as provided in Sections 2.12(b), (e) and (f) of this Indenture) sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 60 days prior to the date fixed for redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a Series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest on Registered Securities becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

If any Coupon Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing on or after the date fixed for redemption, such Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing Coupons or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any missing Coupon in respect of which a deduction shall have been made from the redemption price, such Holder shall be entitled to receive the amount so deducted; provided, however, that, unless otherwise provided pursuant to Section 2.3, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside of the United States.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.

Upon presentation of any Security redeemed in part only and the Coupons appertaining thereto, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities and the Coupons appertaining thereto, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 12.5 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Securities in cash, the Company may at its option deliver to the Trustee Securities of such Series (together with the unmatured Coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.5) signed by an authorized officer of the Company (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash in the currency or currency unit in which the Securities of such Series and Coupons, if any, appertaining thereto are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f) hereof), and the portion to be satisfied by credit of Securities of such Series, (b) stating that none of the Securities of such Series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing, (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date and (e) specifying such sinking fund payment date. Any Securities of such Series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash (in the currency or currency unit described above) without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash (in the currency or currency unit described above) on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable (or a lesser sum if the Company shall so request) with respect to the Securities of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable, or less and the Company makes no such request then it shall be carried over until a sum in excess of $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable, is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such Series (or portions thereof) so selected.

Securities of any Series which are identified by registration and certificate number in an Officers’ Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Securities of such Series eligible for selection for redemption. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so notify the Trustee in writing) shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such Series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular Series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at maturity.

The Trustee shall not convert any currency or currency unit in which the Securities of such Series are payable for the purposes of such sinking fund application unless specifically requested to do so by the Company, and any such conversion agreed to by the Trustee in response to such request shall be for the account and at the expense of the Company and shall not affect the Company’s obligation to pay the Holders in the currency or currency unit to which such Holder may be entitled.

Not later than 9:00 a.m., Chicago time, on the sinking fund payment date, the Company shall have paid to the Trustee in cash (in the currency or currency unit described in the third paragraph of this Section 12.5) or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a Series with sinking fund moneys or mail or publish any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing or publication of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

SECTION 12.6 Repayment at the Option of the Holders. Securities of any Series which are repayable at the option of the Holders thereof before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series.

The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.1, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled.

ARTICLE THIRTEEN

HOLDERS’ MEETINGS

SECTION 13.1 Purposes of Meetings. A meeting of Holders of Securities of any or all Series may be called at any time and from time to time pursuant to the provisions of this Article Thirteen for any of the following purposes:

(a) to give any notice to the Company or to the Trustee for the Securities of such Series, or to give any directions to the Trustee for such Series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Five;

(b) to remove the Trustee for such Series and nominate a successor Trustee pursuant to the provisions of Article Six;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2; and

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all Series, as the case may be, under any provision of this Indenture or under applicable law.

SECTION 13.2 Call of Meetings by Trustee. The Trustee for the Securities of any Series may at any time call a meeting of Holders of Securities of such Series to take any action specified in Section 13.1, to be held at such time and at such place in the City of Chicago, or such other Place of Payment as the Trustee for such Series shall determine. Notice of every meeting of the Holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities of such Series in the manner and to the extent provided in Section 11.4. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

SECTION 13.3 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any or all Series, as the case may be, shall have requested the Trustee for such Series to call a meeting of Holders of Securities of any or all Series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee for such Series shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place in the City of Chicago or such other Place of Payment for such meeting and may call such meeting to take any action authorized in Section 13.1, by giving notice thereof as provided in Section 13.2.

SECTION 13.4 Qualifications for Voting. To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder of one or more Securities with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the Securities of the Series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

SECTION 13.5 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for the Securities of any Series may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities of such Series, in regard to proof of the holding of Securities of such Series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Securities of such Series as provided in Section 13.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to Section 7.4, at any meeting each Holder of Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 (or the equivalent in the currency or currency unit in which such Securities are denominated, as determined pursuant to Section 11.11) principal amount (in the case of the Original Issue Discount Securities, such principal amount to be determined as provided in Section 11.11) of Securities held or represented by him. However, no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of the Securities of such Series held by him or instruments in writing aforesaid duly designating him as the person to vote on behalf of other Holders of such Series. At any meeting of Holders, the presence of persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 13.2 or Section 13.3 may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 13.6 Voting. The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given in the manner and to the extent provided in Section 11.4. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 13.7 No Delay of Rights by Meeting. Nothing in this Article Thirteen shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities of any Series.

ARTICLE FOURTEEN

PARENT GUARANTEE

SECTION 14.1 Parent Guarantee. The Parent Guarantor hereby agrees as follows:

(a) Subject to the terms of this Article Fourteen, the Parent Guarantor, upon and following the occurrence of the Settlement Date, unconditionally, fully and irrevocably guarantees the Securities and obligations of the Company under the Indenture, and guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Securities will be paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, together with interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. For avoidance of doubt, this Article Fourteen will not become operative, and the Parent Guarantee provided hereunder will not be issued, unless and until the Settlement Date occurs.

(b) The Parent Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture or the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof (other than those which expressly release, discharge or otherwise affect the Parent Guarantee), any release of any other Note Guarantor (other than the Parent Guarantor), the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Note Guarantor.

(c) The Parent Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants, that the Parent Guarantee shall not be discharged, except by complete performance of the obligations contained in the Securities and this Indenture. The Parent Guarantor acknowledges that this Parent Guarantee is a guarantee of payment and not of collection.

(d) The Parent Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on any Securities, whether at Stated Maturity, by acceleration, redemption, repurchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of itself or on behalf of, or by, the Holder of such Securities, subject to the terms and conditions set forth in the Indenture, directly against the Parent Guarantor to enforce the Parent Guarantee without first proceeding against the Company or any other Note Guarantor. The Parent Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Parent Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Parent Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Parent Guarantor, any amount paid by any of them to the Trustee or such Holder, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Parent Guarantor further agrees that, as between the Parent Guarantor, on the one hand, and the Holders and the Trustee, on the other hand (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purpose of this Parent Guarantee. The Parent Guarantor shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f) The Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 14.2 Reinstatement. The Parent Guarantor hereby agrees that the Parent Guarantee provided hereunder shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any other Note Guarantor.

SECTION 14.3 Limitation of the Parent Guarantor’s Liability. The Parent Guarantor and by its acceptance hereof, the Trustee, for itself and on behalf of each Holder, confirms that it is the intention of all such parties that the Parent Guarantee by the Parent Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, for itself and on behalf of the Holders, and the Parent Guarantor hereby irrevocably agree that the obligations of the Parent Guarantor under its Parent Guarantee shall be limited to the maximum amount that will not, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Parent Guarantor and after giving effect to any collections from rights to receive contribution or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Guarantee, result in the obligations of the Parent Guarantor under its Parent Guarantee constituting such fraudulent transfer or conveyance. Each Note Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Note Guarantor in an amount equal to such other Note Guarantor’s pro rata portion of such payment based on the respective net assets of all the Note Guarantors at the time of such payment determined in accordance with GAAP.

Exhibit B

Supplemental Indenture No. 1

See attached

KELLOGG COMPANY

SUPPLEMENTAL INDENTURE NO. 1

$4,600,000,000

$1,000,000,000 5.50% Notes due 2003

$1,000,000,000 6.00% Notes due 2006

$1,500,000,000 6.60% Notes due 2011

$1,100,000,000 7.45% Debentures due 2031

THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of March 29, 2001 (the “Supplemental Indenture”), between KELLOGG COMPANY, a Delaware corporation (the “Company”), and BNY MIDWEST TRUST COMPANY, an Illinois banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 15, 2001 (the “Indenture”), providing for the issuance from time to time of one or more Series of Securities;

WHEREAS, Article Eight of the Indenture provides for various matters with respect to any Series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 8.1(e) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any Series as permitted by Sections 2.1 and 2.3 of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the Series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of each such Series as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1. Relation to Indenture. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2. Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“Additional Interest” shall have the meaning set forth in the form of the Securities included as Exhibit A hereto.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place; provided, however, that so long as a Series of Securities is listed on the Luxembourg Stock Exchange, Authorized Newspaper solely with respect to such Series of Securities shall include a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg Wort) or, if publication in such newspaper is not practicable, a leading English language daily newspaper with general circulation in Europe, that is published each Business Day in morning editions, whether or not published in Saturday, Sunday or holiday editions. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg.

“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Exchange Securities” means the Securities of the Company issued in exchange for Initial Securities pursuant to the Indenture and this Supplemental Indenture in connection with the Registered Exchange Offer.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Supplemental Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“IAI Securities” means all Initial Securities held by an IAI.

“Initial Purchasers” means Salomon Smith Barney Inc., Chase Securities Inc., Banc of America Securities LLC and the other initial purchasers listed on Schedule I to the Purchase Agreement.

“Initial Securities” means the Rule 144A Securities, the Regulation S Securities and the IAI Securities.

“Participant” means members of, or participants in, the Depositary.

“Private Exchange” means an offer by the Company, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the Securities of the Company issued in exchange for Initial Securities pursuant to the Indenture and this Supplemental Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

“Purchase Agreement” means the Purchase Agreement dated March 23, 2001, among the Company and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Agreement” means the Registration Rights Agreement dated March 29, 2001, among the Company and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period” with respect to any Securities means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Original Issue Date with respect to such Securities.

“Restricted Securities Legend” means the legend set forth in Section 2.6(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities” means the 5.50% Notes due April 1, 2003, 6.00% Notes due April 1, 2006, 6.60% Notes due April 1, 2011 and the 7.45% Debentures due April 1, 2031.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who will initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of the Initial Securities or Private Exchange Securities pursuant to Section 3 of the Registration Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

SECTION 1.3. Amendment to Section 1.1 of the Indenture. For the sole benefit of the Holders of the Securities, Section 1.1 of the Indenture shall be amended by deleting the definition of “interest” and replacing such definition with the following definition:

“interest” includes Additional Amounts and Additional Interest.

SECTION 1.4. Rules of Construction. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c) the terms “herein”, “hereof’, “hereunder” and other words of similar import refer to this Supplemental Indenture; and

(d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE TWO

ARTICLE TWO THE SECURITIES

SECTION 2.1. Title of the Securities. There shall be (i) a Series of Securities designated the 5.50% Notes due 2003 (the “Notes due 2003”), (ii) a Series of Securities designated the 6.00% Notes due 2006 (the “Notes due 2006”), (iii) a Series of Securities designated the 6.60% Notes due 2011 (the “Notes due 2011”) and (iv) a Series of Securities designated the 7.45% Debentures due 2031 (the “Debentures due 2031”).

SECTION 2.2. Limitation on Aggregate Principal Amount. The Notes due 2003 will be initially issued in an aggregate principal amount of $1,000,000,000, the Notes due 2006 will be initially issued in an aggregate principal amount of $1,000,000,000, the Notes due 2011 will be initially issued in an aggregate principal amount of $1,500,000,000 and the Debentures due 2031 will be initially issued in an aggregate principal amount of $1,100,000,000.

SECTION 2.3. Form and Dating.

(a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Securities.

In the event any Series of Securities is listed on the Luxembourg Stock Exchange, the Company shall maintain an office or agency in Luxembourg where Securities of that Series may be presented for registration of transfer or for exchange, an office or agency in Luxembourg where the Securities of that Series may be presented for payment and an office or agency where notices and demands to or upon the Company in respect of the Securities of that Series and the Indenture may be served. The Company initially appoints Kredietbank S.A. Luxembourg, S.A. as Paying Agent and transfer agent in Luxembourg, at Kredietbank S.A. Luxembourg, 43, Boulevard Royal, L-2955 Luxembourg; Attention: Corporate Trust Department.

(b) Global Securities. The Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and the Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities

Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the “IAI Global Security”) shall also be issued on the date of this Indenture, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities.” The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.3(c) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.3(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Participants shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d) Definitive Securities. Except as provided in Section 2.7, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

SECTION 2.4. Payment of Additional Amounts. The Company shall pay to the Holder of any of the Securities who is a non-United States person such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment in respect of the principal or interest, if any, on such Securities, after deduction or withholding by the Company or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Securities to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge. The foregoing obligation to pay such Additional Amounts shall not apply to:

(a) any tax, assessment or other governmental charge which would not have been so imposed but for:

(i) the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or

(ii) such Holder’s present or former status as a personal holding company or foreign personal holding company or controlled foreign corporation for United States federal income tax purposes or corporation which accumulates earnings to avoid United States federal income tax;

(b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Securities for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of or interest, if any, on any of the Securities;

(e) any tax, assessment or other governmental charge imposed on interest received by a Holder or beneficial owner of the Securities who actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended;

(f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with:

(i) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Securities, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding), or

(ii) any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

(g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of or interest, if any, on any of the Securities, if such payment can be made without such withholding by at least one other Paying Agent;

(h) any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive; or

(i) any combination of items (a), (b), (c), (d), (e), (f), (g) or (h); nor will such Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Securities to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of the Securities would not have been entitled to payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Securities. The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this Section 2.4 and under Section 2.5, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

SECTION 2.5. Redemption for Tax Reasons. If, as a result of:

(i) any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, which becomes effective after the date of the Purchase Agreement or which proposal is made after such date,

(ii) any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after the date of the Purchase Agreement or which proposal is made after such date,

(iii) any action taken by any taxing authority of the United States which action is taken or becomes generally known after the date of the Purchase Agreement, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to the Company, there is, in such case, in the written opinion of independent legal counsel of recognized standing to the Company, a material increase in the probability that the Company has or may become obligated to pay Additional Amounts, and the Company in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it, not including assignment of the Securities, the Securities of any Series affected thereby may be redeemed, as a whole but not in part, at the Company’s option at any time thereafter, upon notice to the Trustee and the Holders of the Securities affected thereby in accordance with the provisions of this Supplemental Indenture at a redemption price equal to 100% of the principal amount of the Securities to be redeemed together with accrued interest thereon to the date fixed for redemption.

SECTION 2.6. Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Securities; or

(ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B) are accompanied by the following additional information and documents, as applicable:

(x) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

(y) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.6(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.7, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global

Security being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Security or an IAI Global Security to a transferee who takes delivery of such interest through a Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either a Regulation S Global Security or a Rule 144A Global Security for an interest in an IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.7), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.7 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.6 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Security.

(i) Prior to the expiration of the Restricted Period, interests in a Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in a Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security or a IAI Global Security shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or

(ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in a Regulation S Global Security for an interest in a IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(iii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e) Legends for Securities

(i) Except as permitted by the following paragraphs (ii), (iii), (iv) or (vi), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Security evidencing a Global Security offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or such Private Exchange Securities shall cease to apply and the requirements that any such Initial Securities or such Private Exchange Securities be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Private Exchange.

(vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.5 or 12.3 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same Debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7. Definitive Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.3 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.6 and (i) the Company notifies the Trustee that the Depositary, Euroclear or Clearstream is no longer willing or able to act as a depositary or clearing system for the Securities or the Depositary or the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture, or (iii) upon the occurrence and continuation of an Event of Default.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.7 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.7 shall be executed, authenticated and delivered only in denominations of $1,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.6, bear the Restricted Securities Legend.

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.7(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

SECTION 2.8. Notice to Securityholders. For the sole benefit of the Holders of the Securities, Section 11.4 of the Indenture shall be amended by adding a new clause (3) at the end of the first sentence of the second paragraph as follows:

“and (3) for so long as a Series of Securities is listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, such notice shall be sufficiently given if publication of such notice shall have been made with regard to such Series of Securities in the English language in an Authorized Newspaper.”

ARTICLE THREE

ARTICLE THREE MISCELLANEOUS PROVISIONS

SECTION 3.1. Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.2. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.3. Governing Law THIS SUPPLEMENTAL INDENTURE AND EACH NOTE DUE 2003, NOTE DUE 2006, NOTE DUE 2011 AND DEBENTURE DUE 2031 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.